UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (DEF 14A)

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Ascena Retail Group, Inc.

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NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

To Be Held On December 10, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Ascena Retail Group, Inc., a Delaware corporation (“Ascena” or the “Company”), to be held at 3:30 p.m. local time, on Thursday, December 10, 2015 at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of two directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	to consider the approval, by non-binding advisory vote, of the compensation paid to our named executive officers during fiscal 2015 (commonly known as a “say-on-pay” proposal) (Proposal Two);

3.	to approve the amendment and restatement of the Company’s 2010 Stock Incentive Plan, as amended (Proposal Three);

4.	to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2016 (Proposal Four); and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on October 13, 2015 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Elliot S. Jaffe
Elliot S. Jaffe
Non-Executive Chairman of the Board

Dated: November 3, 2015

YOU MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY PROXY. ASCENA RECOMMENDS THAT YOU VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOU MAY VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKER, BANK OR OTHER NOMINEE, AND YOU DECIDE TO ATTEND AND VOTE YOUR SHARES AT THE ANNUAL MEETING, YOU MUST OBTAIN A SIGNED AND PROPERLY EXECUTED PROXY FROM YOUR BROKER, BANK OR OTHER NOMINEE TO VOTE YOUR SHARES HELD IN STREET NAME AT THE ANNUAL MEETING.

ASCENA RETAIL GROUP, INC.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

PROXY STATEMENT

In this proxy statement, the terms “we,” “us” and “our” refer to Ascena Retail Group, Inc., a Delaware corporation (“Ascena” or the “Company”), and its consolidated subsidiaries, Tween Brands, Inc., referred to as “Justice”, Lane Bryant, Inc., referred to as “Lane Bryant”, Maurices Incorporated, referred to as “maurices”, The Dress Barn, Inc., referred to as “dressbarn”, and Catherines Stores Corporation, referred to as “Catherines”.

General

The enclosed proxy is solicited by the board of directors (the “Board”) of Ascena for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3:30 p.m. local time, on Thursday, December 10, 2015 at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430, and any and all adjournments or postponements thereof. This proxy statement and form of proxy, along with our Annual Report for the fiscal year ended July 25, 2015, are being mailed to our stockholders on or about November 3, 2015. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on October 13, 2015, the record date for the Annual Meeting.

Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint two of our directors, Elliot S. Jaffe and Klaus Eppler, as your representatives at the Annual Meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the two nominees for director (Proposal One) and in favor of Proposals Two, Three and Four, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting as your plans may change.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2015

Copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 25, 2015 are also available online at https://materials.proxyvote.com/04351G.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held on Thursday, December 10, 2015, at 3:30 p.m., at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

What is the purpose of the Annual Meeting?

At our Annual Meeting, holders of our common stock will be asked to vote on the following proposals:

1.	election of two directors to serve on the Board for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	to consider the approval, by non-binding advisory vote, of the compensation paid to our named executive officers during fiscal 2015 (commonly known as a “say-on-pay” proposal) (Proposal Two);

3.	to consider the approval of an amendment and restatement of the 2010 Stock Incentive Plan, as amended (Proposal Three);

4.	ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2016 (Proposal Four); and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINATED DIRECTORS, FOR THE SAY-ON-PAY PROPOSAL, FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 2010 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of the Board or, with respect to any other matter that may be presented at the Annual Meeting for which no recommendation is given, in their own discretion.

Could other matters be decided at the Annual Meeting?

Our bylaws require prior notification of a stockholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your vote by proxy gives authority to Elliot S. Jaffe and Klaus Eppler, the persons referred to as proxy holders on the proxy card (or a substitute if necessary), to vote your shares on such matters at their discretion.

Who is entitled to attend the Annual Meeting?

All stockholders who owned our common stock at the close of business on October 13, 2015 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof. Registration begins at 3:00 p.m. on the date of the Annual Meeting. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you must obtain a signed and properly executed proxy from your broker, bank or other nominee to vote your shares held in street name at the Annual Meeting, and such proxy, together with a broker statement evidencing your ownership, must be presented at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the foregoing, all stockholders who owned our common stock at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting or at any adjournments or postponements thereof.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the Record Date.

How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Once a share of the Company’s common stock is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the Annual Meeting and for any adjournment of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote in advance by proxy even if you plan to attend the Annual Meeting.

Assuming a quorum is present, how many votes will be required to approve each proposal?

•	A majority of the votes cast at the Annual Meeting will elect the two nominees to serve as directors. A “majority of the votes cast” means that the number of shares voted “FOR” a nominee for director exceeds the number of votes cast “AGAINST” such nominee;

•	The say-on-pay proposal will be approved, by non-binding advisory vote, if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal;

•	The proposal to approve an amendment and restatement of the 2010 Stock Incentive Plan, as amended, will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition of the proposal; and

•	The proposal to ratify the appointment of the Independent Registered Public Accounting Firm will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition to the proposal.

A note about broker non-votes: Under NYSE rules, brokers are not permitted to vote uninstructed shares for non-routine matters, which include director elections and executive compensation matters. As a result, if your shares are held by a brokerage firm for you as beneficial owner and you do not instruct your broker how to vote your shares on Proposal One (election of directors), Two (the say-on-pay proposal) or Three (amendment and restatement of the 2010 Stock Incentive Plan, as amended), your brokerage firm cannot vote them for you. Please make sure that you provide instructions to your broker regarding Proposals One, Two and Three. The ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on Proposal Four may vote on that matter in their discretion.

What is the effect of a “broker non-vote” or abstention on the proposals to be voted on at the Annual Meeting?

Abstentions and broker non-votes will be considered as present for quorum purposes, but will have no impact on the vote on any of the proposals.

How many votes may be cast by all stockholders?

A total of 195,893,440 votes may be cast at the Annual Meeting, consisting of one vote for each share of our common stock outstanding on the Record Date.

How do I vote?

You may vote in person at the Annual Meeting or vote by proxy as described below.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted, in accordance with the Board’s recommendation, “FOR” the two director nominees named in Proposal One, in favor of Proposals Two, Three and Four, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	Cast a new vote by mailing a new proxy card with a later date or by voting via the Internet or telephone on a later date; or

•	If you hold shares in your name, attend the Annual Meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the Annual Meeting.

What if I participate in the Company’s 401(k) Savings Plan or the AnnTaylor Inc. Savings Plan?

If you are a participant in the Company’s 401(k) Savings Plan or the AnnTaylor, Inc. Savings Plan (each, a “401(k) plan”) and own shares of the Company’s common stock in your 401(k) plan account as of the Record Date, you will receive, with respect to the number of shares held for your account under the applicable 401(k) plan as of the Record Date, a proxy card that will serve as a voting instruction to the trustee of the applicable 401(k) plan with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the applicable 401(k) plan will not be voted.

How can I attend the Annual Meeting?

Stockholders as of the close of business on the Record Date may attend the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting Ascena’s Investor Relations Department at (551) 777-6895 or via email at asc-ascenainvestorrelations@ascenaretail.com.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned and no new record date is set, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the Annual Meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All of our directors attended the 2014 Annual Meeting of Stockholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all Annual Meeting expenses. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Why did I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as one of the 401(k) plans). To ensure all your shares are represented at the Annual Meeting, please vote your shares as instructed in each proxy or instruction card you receive.

If your household is receiving multiple copies of our annual report or proxy statement and you wish to request delivery of a single copy or wish to enroll in electronic (email) delivery of the proxy materials, you may send a written request to Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

In order to reduce printing and postage costs, only one set of proxy materials (i.e., annual report on Form 10-K and proxy statement) is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders sharing that address. If your household has received only one set of proxy materials, we will promptly deliver an additional set of proxy materials to any stockholder who sends a written request to: Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com. If you wish to receive a separate annual report and proxy statement in the future, you can notify us by mailing a written request to the address above by calling our Investor Relations Department at (551) 777-6895 or via email at asc-ascenainvestorrelations@ascenaretail.com.

Can I view these proxy materials electronically?

Yes. You may access the proxy statement and our annual report at https://materials.proxyvote.com/04351G. In addition to the fiscal 2015 proxy statement and annual report on Form 10-K, you can view all of our other filings with the Securities and Exchange Commission (the “SEC”) on our website at the “for investors” page at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I receive copies of the Company’s year-end SEC filings?

We will furnish without charge to any stockholder who requests, in writing, a copy of our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended July 25, 2015, as filed with the SEC. Any such request should be directed to Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com.

How do stockholders submit proposals for the Company’s 2016 Annual Meeting of Stockholders?

Proposals of stockholders intended to be presented at the 2016 Annual Meeting of Stockholders and desired to be included in our proxy statement for that meeting must be received by our Corporate Secretary, c/o Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, by no later than July 6, 2016 in order to be included in such proxy statement. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals. Generally, if written notice of any stockholder proposal intended to be presented at the 2016 Annual Meeting of Stockholders, and not included in our proxy statement for that meeting, is not delivered to the Corporate Secretary at the above address by July 6, 2016, or if such notice does not contain the information required by Section 7 of Article II of our bylaws, the chair of the meeting may declare that such stockholder proposal be disregarded.

Can I see a list of stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a stockholder, and at all times during the Annual Meeting at the place of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board and how often are members elected?

Our Board currently has seven members, divided into three classes, each with a staggered three-year term of office. Only two directors, John Usdan and Randy L. Pearce, whose terms are expiring as of the date of the Annual Meeting, shall stand for election this year.

How often did the Board meet in fiscal 2015?

The Board met 10 times during fiscal 2015 and otherwise accomplished its business through the work of the committees described below. During fiscal 2015, each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during his or her tenure.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board meet in regularly scheduled executive sessions without any members of management present.

Does the Company have any formal policies or requirements concerning Board Leadership?

We do not have a formal policy regarding the separation of our Non-Executive Chairman and our Chief Executive Officer (“CEO”) positions. Currently, Elliot S. Jaffe serves as Non-Executive Chairman while David Jaffe serves as President and CEO. The Company believes that at the present time separating the Non-Executive Chairman and CEO roles conforms to corporate governance best practices.

The Company also believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, on March 4, 2015, the Board appointed Mr. Pearce to serve as the Company’s Lead Independent Director. As specified in our Corporate Governance Guidelines, the responsibilities of the Lead Independent Director are as follows:

•	consult with the Non-Executive Chairman as to an appropriate schedule of Board meetings;

•	consult with the Non-Executive Chairman regarding and approve the information, agenda and schedules of the meetings of the Board;

•	call meetings of the independent directors, as appropriate;

•	serve as chairman of the executive sessions of the independent directors;

•	serve as liaison between the independent directors and the Non-Executive Chairman and between the independent directors and senior management;

•	ensure that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management present;

•	chair the meetings of the Board when the Non-Executive Chairman and the CEO are not present;

•	recommend to the Board the retention of advisors and consultants who report directly to the Board; and

•	respond to questions and comments from major stockholders that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Non-Executive Chairman and other directors as may be appropriate.

How does the Board determine which directors are independent?

Our Board determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationship with us (either directly or as a partner, stockholder or officer of any entity) that would be inconsistent with a finding of independence.

Which directors have been designated as independent?

The Board affirmatively determined that a majority of the directors who will continue to serve on the Board following the Annual Meeting are independent. They are Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

What are the standing committees of the Board?

Our Board has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Stock Incentive Committee (referred to as our “Compensation Committee”).

Who are the members of the standing committees?

Committee	Members	Chairperson
Audit Committee	Kate Buggeln	Randy L. Pearce
Randy L. Pearce
John Usdan

Nominating and Corporate Governance Committee	Klaus Eppler	Klaus Eppler
John Usdan

Compensation Committee	Kate Buggeln	John Usdan
Randy L. Pearce
John Usdan

Are all of the members of the standing committees independent?

Yes. The Board has determined that the members of each of the standing committees are independent pursuant to applicable SEC and NASDAQ Stock Market rules.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include: (i) monitoring our financial reporting process and system of internal controls; (ii) selecting our independent registered public accounting firm; (iii) monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and (iv) providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee also prepared the Audit Committee Report for inclusion in the proxy statement. See “Audit Committee Report.” The Board has determined that all members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of The NASDAQ Stock Market and meet the “financial sophistication” requirement within the meanings of The NASDAQ Stock Market rules, and has also determined that Mr. Pearce qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee

The function of the Nominating and Corporate Governance Committee is to assist the Board by (i) identifying individuals to become Board members, and recommending for selection by the Board the director nominees to stand for election at the next annual meeting of the Company’s stockholders, (ii) reviewing and recommending changes to the Board, as may be required, with respect to the Company’s Corporate Governance Guidelines and the corporate governance policies and practices of the Company and (iii) leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, members of management, stockholders or other persons. From time to time, the Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the director nominees proposed for election at the Annual Meeting. Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee evaluates the prospective nominee against the standards and qualifications set out in the Nominating and Corporate Governance Committee’s charter and the Company’s Corporate Governance Guidelines, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Nominating and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Nominating and Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate. In considering director nominees to stand for election or to fill any vacancy, the Nominating and Corporate Governance Committee and the Board take into account, in addition to such other factors as they deem relevant, such factors as the desirability of selecting directors who are accomplished in their respective fields, with superior credentials and reputation, are believed to have (i) relevant expertise and experience upon the basis of which such person could offer advice and guidance to management and (ii) sufficient time available to devote to the affairs of the Company, are believed to be able to work with the other members of the Board, are believed to be able to represent the long-term interests of the Company’s stockholders as a whole, and are selected with a view to the Board being diverse and representing a range of backgrounds and experience. The Nominating and Corporate Governance Committee and the Board also consider all applicable legal and regulatory requirements, as well as any requirements under the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and bylaws that govern the composition of the Board as from time to time in effect.

The Board determines the total number of directors and selects nominees with a view to maintaining a Board that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Board assesses the effectiveness of its diversity policies by reviewing the nominees for director to determine if such nominees satisfy the Company’s then-current needs.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, a copy of which is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations” menu. The Nominating and Corporate Governance Committee assists the Board in carrying out the Corporate Governance

Guidelines, monitors the compliance by the Board and its committees with the Corporate Governance Guidelines, and, from time to time as it deems appropriate, reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed revisions to the Corporate Governance Guidelines to the Board for approval. The Corporate Governance Guidelines address topics such as (i) Board size, (ii) Board meetings and agendas, (iii) committees, (iv) separation of chairman and chief executive officer, (v) lead independent director, (vi) executive sessions of independent directors, (vii) director qualifications and attributes, (viii) director independence, (ix) director selection, (x) majority approval vote in uncontested director elections, (xi) director orientation, (xii) director access to officers and employees, (xiii) director responsibilities, (xiv) changes in directors’ principal occupation, position or responsibility, (xv) outside directorships, (xvi) stockholder communications with the Board, (xvii) consideration of director candidates nominated by stockholders, (xviii) director compensation, (xix) restrictions on hedging and pledging transactions, (xx) annual evaluation of the Company’s chief executive officer and succession planning, and (xxi) annual evaluation of the Board.

Compensation Committee

The function of the Compensation Committee is to assist the Board by: (i) evaluating and determining all matters relating to the compensation (including base salary, incentive compensation and equity-based awards) of our Non-Executive Chairman, President and CEO, our other executive officers (including the named executive officers) and certain other key executives and employees; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and/or restricted stock units (“RSUs”) and other equity-based and incentive awards to executive officers and such other key executives and employees as the Compensation Committee shall determine under our stock and cash incentive plans, including the 2010 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) and as the committee authorized to grant awards under other incentive plans applicable to the executive officers of the Company as in effect from time to time; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Compensation Committee’s consideration.

The Compensation Committee has sole authority to retain and obtain the advice of compensation consultants, outside legal counsel and other advisers, each referred to herein as an “Adviser,” to assist it with the execution of its duties and responsibilities. The Compensation Committee has the authority to set the compensation and other terms and conditions, and oversee the work, of the Advisers, to receive appropriate funding from the Company for the payment of compensation to the Advisers and to terminate the services of an Adviser. In selecting Advisers, the Committee will take into account factors it considers appropriate or as may be required by law, regulation or under the NASDAQ listing standards.

Since 2010, Radford Consulting, a separate business unit of Aon Consulting and a separate division of Aon Hewitt Corporation (“Radford”), an independent compensation consultant, has met regularly with the Compensation Committee and provides it with advice regarding the design and implementation of our executive compensation program. Management did not specifically recommend Radford, and Radford and its affiliates do not provide any services other than executive compensation consulting services to the Company. The Compensation Committee has determined that Radford does not have any conflict of interest in its dealings with the Compensation Committee (or the Company). The Compensation Committee made this determination, in part, by reviewing and considering the factors set out by the applicable SEC rules and NASDAQ listing standards addressing compensation advisor conflicts of interest. The Compensation Committee approved the following executive compensation consulting services provided by Radford during fiscal 2015:

•	analyzed competitive compensation levels for our executive officers;

•	conducted studies and made recommendations regarding executive compensation, including with regard to the compensation programs covering Justice, Lane Bryant, maurices, dressbarn and Catherines as well as the Company’s bonus and long-term incentive programs;

•	provided market data, assisted in the development of the peer group and performed benchmarking;

•	advised the Compensation Committee as to best practices; and

•	assisted in the preparation of our compensation related disclosure included in this proxy statement.

The results of this analysis were used by the Compensation Committee in determining fiscal 2015 compensation for our Non-Executive Chairman, President and CEO, to other executive officers (including the named executive officers) and certain other key executives and employees.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford contacted the Company’s management from time to time to obtain data and other information from the Company and worked together with management in the development of proposals and alternatives for the Compensation Committee to review and consider.

The Compensation Committee intends to regularly evaluate the nature and scope of the services provided by Radford. In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to, the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time.

Management has retained Hay Group as their executive compensation consultant. Hay Group and its affiliates do not provide services other than executive compensation consulting services to the Company. Hay Group participated in the Compensation Committee meetings throughout fiscal 2015 to provide retail executive compensation knowledge and expertise and participated in discussions regarding CEO compensation, including peer group selection process and executive compensation trends. The Compensation Committee has determined that Hay Group does not have any conflict of interest in its dealings with management, the Compensation Committee or the Company. This determination was made, in part, by reviewing and considering the factors set out by the applicable SEC rules and NASDAQ listing standards addressing compensation advisor conflicts of interest.

How many times did each standing committee meet in fiscal 2015?

During fiscal 2015, the Audit Committee met five times, the Compensation Committee met six times and the Nominating Committee and Corporate Governance met twice.

What is the Board’s role in the risk oversight process?

The positions of Non-Executive Chairman of the Board and CEO are presently separated and have been separated at the Company for a number of years. We believe that at the present time separating these positions allows our CEO to focus on our day-to-day business, while allowing the Non-Executive Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. Our Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment. Our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

The Board exercises its oversight of the Company’s risks through regular reports to the Board from David Jaffe, in his role as CEO, and other members of senior management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies. The Board also administers its risk oversight function through its Audit and Compensation Committees.

The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year. The Company’s chief internal audit executive annually prepares a comprehensive risk assessment report which identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit, and identifies the controls that address and mitigate those risks. The chief internal audit executive reviews that report with the Audit Committee each year. The Audit Committee reports to the full Board annually, or more frequently as required, on its review of the Company’s risk management.

How does the Board evaluate director candidates recommended by stockholders?

The Nominating and Corporate Governance Committee does not evaluate stockholder nominees differently than any other nominee. Pursuant to policies set forth in our Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines, our Nominating and Corporate Governance Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely for the 2016 Annual Meeting, the notice must be received within the time frame discussed above under the heading “How do stockholders submit proposals for the Company’s 2016 Annual Meeting of Stockholders?”. To be in proper form, the notice must, among other things, include each nominee’s written consent to be named as a nominee and to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act.

How are directors compensated?

Cash Compensation

For fiscal 2015, we paid our non-employee Board members as follows:

•	An annual fee at the rate of $75,000 per year

•	Annual fees to each non-employee committee member (excluding committee chairs) are as follows:

•	Audit Committee Fee: $15,000 per year

•	Compensation Committee Fee: $10,000 per year

•	Annual fees to the committee chairs are as follows:

•	Audit Committee Chair Fee: $20,000 per year

•	Compensation Committee Chair Fee: $15,000 per year

•	An annual fee to the Lead Independent Director of $30,000

The Board, in consultation with the Company’s compensation consultant, and the Company’s CEO, analyzes the Company’s Board compensation in comparison to its peer group, and determines on an annual basis whether to adjust Board compensation.

Equity Compensation

For fiscal 2015, all directors (except for David Jaffe) received 5,000 RSUs. The RSUs vest 1/3 on each of the first, second and third anniversaries of the grant date.

David Jaffe, our President and CEO, and Elliot S. Jaffe, our Non-Executive Chairman of the Board, are executive officers of the Company and do not receive any cash compensation for their services as directors. Compensation paid to these individuals for their services as executive officers during fiscal 2015 is reflected in the Summary Compensation Table below. As noted above, our Non-Executive Chairman, Elliot S. Jaffe, received 5,000 RSUs in connection with his service as a director for fiscal 2015.

For fiscal 2015, total compensation for our non-employee Board members was in line with our target total compensation objective to be within or about the median of the peer group utilized in determining the compensation of our named executive officers, which peer group is identified below under “Compensation Benchmarking” in the Compensation Discussion and Analysis.

Are directors required to own a minimum amount of the Company shares of common stock?

Our Board believes it is important that our President and CEO and non-employee directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, pursuant to the recommendation of the Compensation Committee, the Board adopted stock ownership guidelines for our President and CEO and non-employee directors (the “Ownership Guidelines”). The Ownership Guidelines with respect to our President and CEO became effective in September 2011, and with respect to our non-employee directors, became effective on December 7, 2011. See “Executive Compensation – Compensation Discussion and Analysis – Stock Ownership Guidelines for President and CEO” below for a discussion of the Ownership Guidelines with regard to our President and CEO. Under the Ownership Guidelines, non-employee directors are required to hold (determined annually as of the last day of the prior fiscal year) three times their annual cash retainer (currently $75,000 per annum, for a total of $225,000). The Ownership Guidelines authorize a transition period to achieve the 3-times ownership level of five years from the later of December 7, 2011 and the date the director commences service on our Board. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of stock options or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); and (iii) vested shares of our stock allocated under any tax-qualified plan (although non-employee directors may not participate in the 401(k) plans, if a director previously was an employee and participated in the plan, such shares would count as “owned”). Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) would count as “owned” by the non-employee director. Stock options and unvested equity awards do not count towards the stock ownership requirement. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

Indemnification Agreements

Ascena has entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of the members of the Board. Ascena also entered into Indemnification Agreements with Robb Giammatteo, Executive Vice President and Chief Financial Officer (“CFO”), John Pershing, Executive Vice President, Chief Human Resources Officer and Gene Wexler, former Senior Vice President and General Counsel. Mr. Wexler resigned as an officer of the Company effective September 8, 2015. The Indemnification Agreements supplement the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and bylaws and Delaware law in providing certain indemnification rights to these individuals. The Indemnification Agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Delaware law and to any greater extent that Delaware law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the Indemnification Agreements, by reason of the fact that such individuals are or were our directors or officers, subject to certain exclusions and procedures set forth in the Indemnification Agreements.

FISCAL 2015 DIRECTOR COMPENSATION TABLE

The following table provides each element of non-employee director compensation for fiscal 2015.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	All Other Compensation ($)		Total ($)
Kate Buggeln	100,000	68,750	0		168,750
Klaus Eppler	75,000	68,750	0		143,750
Randy L. Pearce	135,000	68,750	20,000	(2)	223,750
John Usdan	105,000	68,750	0		173,750

(1)	Reflects the aggregate grant date fair value of RSU awards calculated in accordance with ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 25, 2015.
(2)	Represents additional compensation paid to Mr. Pearce in recognition of the significant contributions made in his role as Chair of our Audit Committee toward our search for a Chief Financial Officer.

As of July 25, 2015, the aggregate number of unvested RSUs and vested and unvested stock options held by each non-employee director was:

Name	Number of Unvested RSUs	Number of Vested Options	Number of Unvested Options
Kate Buggeln	10,000	70,002	9,998
Klaus Eppler	10,000	65,000	15,000
Randy L. Pearce	10,000	90,000	0
John Usdan	10,000	70,000	0

Do you have a written Code of Ethics?

Yes, our “Code of Ethics for Senior Financial Officers” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will post such information at this location on our website. A copy of the code of ethics will be provided to any stockholder upon request.

Do you have a Whistleblower Policy?

Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for associates to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chair of the Audit Committee. Our “Whistleblower Policy” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I communicate with members of the Board?

You may contact any member of the Board by writing to our Board at:

Ascena’s Board of Directors

c/o Chair of the Audit Committee

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.

When does your fiscal year end?

Our fiscal years end on the last Saturday in July. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 25, 2015 is referred to as “fiscal 2015.”

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation, as amended, provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the Annual Meeting, two directors are to be elected for three-year terms. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated John Usdan and Randy L. Pearce, current directors whose terms of office expire at the Annual Meeting, for election for three-year terms expiring at the 2018 Annual Meeting of Stockholders. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election, but should any such nominee be unavailable for election for any reason, your proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee. On October 17, 2014, one of our then existing directors, Michael W. Rayden (who also served as the President and Chief Executive Officer of Justice), informed the Company of his intention to retire. On October 20, 2014, the Company, Justice and Mr. Rayden entered into a retirement agreement and release (the “Rayden Retirement Agreement”) pursuant to which Mr. Rayden retired from his employment with Justice and resigned from the Board effective January 24, 2015. On October 7, 2015, the Board authorized an increased in the size of the Board to seven directors pursuant to the Company’s bylaws and appointed Kay Krill to fill the resulting vacancy as a member of the class of directors whose terms of office expire at the Company’s 2016 Annual Meeting of Stockholders. Further, on November 2, 2015, the Board authorized an increased in the size of the Board to eight directors pursuant to the Company’s bylaws and appointed Katie J. Bayne to fill the resulting vacancy as a member of the class of directors whose terms of office expire at the Company’s 2016 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

Information about Director Nominees:

Following is information regarding the nominees and the other continuing directors.

Name of Director and Age	Director Since
John Usdan, 57	2002
Randy L. Pearce, 60	2005

JOHN USDAN has, since 1981, been President of Midwood Management Corporation, a company specializing in real estate ownership, development and management. The Board selected Mr. Usdan to serve as a director because of his strong background in real estate and strategic planning.

RANDY L. PEARCE was from February 2011 until his retirement on June 30, 2012, President of Regis Corporation, an owner, operator and franchisor of hair and retail product salons. From 1998 until February 2011, Mr. Pearce served as Senior Executive Vice President, Chief Financial and Administrative Officer of Regis Corporation, and held various executive positions at Regis Corporation since 1985. The Board selected Mr. Pearce to serve as a director based on his extensive financial background in auditing and in internal controls over financial reporting of large publicly held retail companies. On March 4, 2015, Mr. Pearce was appointed to serve as the Company’s Lead Independent Director. Mr. Pearce is a director and Chair of the Audit Committee of Appliance Recycling Centers of America.

Director with Term Expiring in 2016

Name of Nominee and Age	Director Since
Elliot S. Jaffe, 89	1966
Kay Krill, 60	2015
Katie J. Bayne, 49	2015

ELLIOT S. JAFFE, Co-founder of our Company and, as of January 1, 2013, Non-Executive Chairman of the Board, previously served as Chief Executive Officer from the founding of our Company in 1962 until 2002. Mr. Jaffe is the spouse of Roslyn S. Jaffe, a co-founder and Director Emeritus of our Company, and they are the parents of David Jaffe, a director and the CEO of our Company, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, who owns approximately 5% of the Company’s stock. The Board selected Mr. Jaffe to serve as a director based on his over 60 years of experience in the apparel industry and broad knowledge of our business, including as our founder, as our Chairman/Non-Executive Chairman for over 50 years, and as our Chief Executive Officer for 40 years.

KAY KRILL served as Chief Executive Officer of ANN INC. (“ANN”), which was acquired by the Company on August 21, 2015, from 2005 through October 31, 2015, and as President of ANN from 2004 through October 31, 2015. Ms. Krill also served as a member of the Board of Directors of ANN from 2004 until the date that it was acquired by the Company. From 2001 to 2004, Ms. Krill served as President of ANN’s LOFT Division. From 1998 to 2001, Ms. Krill was Executive Vice President, Merchandise and Design of ANN’s LOFT Division. From 1996 to 1998, Ms. Krill served as Senior Vice President, General Merchandise Manager of ANN’s LOFT Division and, from 1994 to 1996, she was Vice President of Merchandising for Ann Taylor. Prior to joining ANN, Ms. Krill held various management positions at several retailers including The Talbots, Inc. and Hartmarx Corporation. The Board selected Ms. Krill to serve as a director based on her experience as the chief executive officer and board member of a specialty retailer, and her extensive experience in the apparel industry.

KATIE J. BAYNE serves as Senior Vice President, Global Sparkling Brands at The Coca-Cola Company. In this role, she is responsible for global marketing, portfolio strategy and innovation for the flagship brand, Coca-Cola, and the company’s other sparkling brands around the world. Ms. Bayne joined Coca-Cola in 1989 in brand management and has since held roles of increasing responsibility, focused on consumer strategy, retail marketing and consumer marketing in the U.S. and Australia. From 2010 to 2013, she was President and General Manager, Sparkling Beverages, Coca-Cola North America. Prior to her current position, Ms. Bayne served as President, North America Brands for The Coca-Cola Company. With 27 years as an executive at Coca-Cola, Ms. Bayne brings extensive strategic marketing and brand management experience to the Company. Throughout her career in leadership roles at Coca-Cola, Ms. Bayne acquired vast managerial and operational knowledge of the retail industry, both domestically and internationally. Ms. Bayne previously served on the board of directors of ANN until its acquisition by the Company in August 2015. The Board selected Ms. Bayne to serve as a director based on her strong background in consumer strategy, retail marketing and consumer marketing.

Directors with Terms Expiring in 2017

Name of Director and Age	Director Since
David Jaffe, 56	2001
Klaus Eppler, 85	1993
Kate Buggeln, 54	2004

DAVID JAFFE has been our President and CEO since 2002. Previously, he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President, Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is Non-Executive Chairman of the Board

and an executive officer. Roslyn S. Jaffe is a co-founder and Director Emeritus. David Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, who owns approximately 5% of the Company’s stock. The Board selected Mr. Jaffe to serve as a director based on his extensive retail and financial background.

KLAUS EPPLER is a pensioned partner in the law firm of Proskauer Rose LLP. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a director of Bed Bath & Beyond Inc. Mr. Eppler has served as a director of one or more retailers continuously for over 35 years. Throughout his career as a practicing attorney, he represented numerous public companies, including many retail companies. The Board selected Mr. Eppler to serve as a director based on his knowledge and experience in securities law, corporate governance and the retail industry, each of which strengthen the Board’s collective qualifications, skills and experience.

KATE BUGGELN is a Senior Advisor with Irving Place Capital and serves on the Governing Board of the Business Council for Peace. Ms. Buggeln has provided business strategy and brand management consulting services since 2005. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development at Coach, Inc. from 2001 to 2004. Ms. Buggeln is also a director of VS Holdings, Inc., the parent company of The Vitamin Shoppe, Inc., and Five Below Inc. She previously served on the board of directors of Timberland Company until its acquisition in September 2011. The Board selected Ms. Buggeln to serve as a director based on her strong background in strategic planning, marketing and new business development.

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, Kate Buggeln, Randy L. Pearce and John Usdan served as members of our Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company during fiscal 2015 or was formerly an officer or employee of the Company. No executive officer of the Company served during fiscal 2015 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation Committee of the Company.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs for fiscal 2015 were David Jaffe, our President and Chief Executive Officer, Elliot S. Jaffe, our Non-Executive Chairman of the Board, John Pershing, our Executive Vice President and Chief Human Resources Officer, Robb Giammatteo, our Executive Vice President and Chief Financial Officer, Kevin Trolaro, our former interim Chief Financial Officer (who served in this role from August 29, 2014 to February 12, 2015), Michael W. Rayden, our former Chief Executive Officer, Justice (who retired from the Company on January 24, 2015), Dirk Montgomery, our former Executive Vice President and Chief Financial Officer (who resigned from the Company on August 29, 2014), and Gene Wexler, our former Senior Vice President and General Counsel (who resigned from the Company on September 8, 2015).

Executive Summary

Our Business – Integration, Strategic Initiatives and Investment in our Future

In fiscal 2015, our executive team, headed by our NEOs, in addition to managing approximately 3,900 specialty retail stores selling apparel for women and tween girls under five retail brands, continued to manage the efforts to integrate the Charming Shoppes businesses acquired in June 2012, undertook and completed a number of significant strategic initiatives to create synergies among the Company’s brands in areas such as the operation and transformation of distribution and fulfillment centers, development of product design and sourcing, implementation of building projects and enhancements to our information technology systems.

To support these strategic initiatives, we continued our high level of investment in the Company; in fiscal 2015, the Company had $312.5 million in capital expenditures, following a historic $477.5 million investment in fiscal 2014. Our major non-routine projects included the following:

•	fully integrated our approximately 3,900 specialty retail stores into the distribution center in Etna, Ohio;

•	consolidated e-commerce distribution for all of our brands in our e-commerce fulfillment center in Greencastle, Indiana;

•	invested in new hardware and software systems to be used by the Company and all of our brands;

•	completed migration to common IT platforms for our Company-wide point-of-sales systems, merchandise systems, warehouse management systems and financial systems;

•	continued investment in initiatives to enhance the customer’s shopping experience, by (i) improving brand websites and mobile functionality; (ii) improving online product availability; and (iii) offering flexible loyalty programs;

•	commenced construction of a new building in Duluth, Minnesota, that will house the maurices headquarters and the operations of our Shared Services Group; and

•	completed our new Shared Services Group office building, which is adjacent to our Etna, Ohio distribution center.

Strong Link Between Pay and Performance

Our executive compensation program is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation program includes significant performance-based elements and is designed to ensure that our executives have a larger portion of their total compensation “at risk” based on Company performance than we believe is generally the case with other specialty retailers. We believe this feature creates a meaningful incentive for outstanding performance and serves as an effective retention tool. Two of the elements (the semi-annual incentive bonuses and long-term performance-based incentive compensation) are entirely “at risk” based on Company performance and will not be earned if the threshold level of the performance goals is not achieved. Awards made under our Long-Term Incentive Plans (“LTIPs”) under our Stock Incentive Plan consist of performance stock units (“PSUs”) that settle in fully vested shares of our common stock, subject to and upon the attainment of the performance goals.

The Compensation Committee sets the applicable performance goals for our semi-annual cash incentive bonus programs at the beginning of the fall and spring seasons using challenging but realizable performance targets. These goals are based upon the financial plan approved by our Board. Our goal setting process is based on historical operating trends and considers prior fiscal year financial performance as well as various factors affecting our Company. In setting the targets for these incentive bonus programs for fiscal 2015, the Compensation Committee considered the significant level of capital expenditures.

Fiscal 2015 was a challenging year for the Company against the backdrop of a difficult retail and macroeconomic environment. As previously disclosed in our public filings, our fiscal 2015 operating performance was negatively impacted by (i) goodwill and other intangible asset impairment charges recorded at Lane Bryant, (ii) a decrease in revenues and profitability at our Justice brand, (iii) establishment of a legal reserve in connection with the Justice pricing lawsuits, (iv) inconsistent and challenging consumer spending patterns, (v) a decline in customer traffic and lower gross margins at certain of our brands, and (vi) labor unrest at the West Coast ports which substantially returned to normal during the second half of fiscal 2015. In order to mitigate the negative impacts on our operating performance, where possible, we adjusted brand operating strategies, continued to decrease the targeted inventory levels, refined the inventory assortment, launched successful targeted-marketing campaigns, continued to source more product internally and continued to focus on operational efficiencies.

Fiscal 2015 was a particularly difficult year for our Justice brand. The challenges at our Justice brand required additional time and attention from our executive officers and led to the replacement of management at Justice which, in the latter part of fiscal 2015, facilitated the execution of a plan to stabilize and turn around our business. The plan focuses on (i) improving inventory management, (ii) shifting its marketing strategy with the aim to reduce the number of promotional offers and (iii) refining its inventory assortment. We expect the new strategy will negatively affect net sales in fiscal 2016; however, we also expect it will result in improved gross margin rates in fiscal 2016 and a return to historical profitability levels over the next few years.

In addition, although the integration of the Charming Shoppes businesses is now substantially complete, the integration process continued into fiscal 2015, which was longer than originally anticipated and, accordingly, impacted the expense associated with the integration. As we integrated those businesses into our shared services model, the Company believes it is positioned to capture appropriate synergies with respect to the Charming Shoppes businesses and to work towards the ANN integration efforts.

Consistent with our compensation philosophy, our President and CEO did not earn any cash bonus in fiscal 2015 because we failed to achieve financial targets and our common stock underperformed. In addition, none of our other NEOs earned any cash bonus based on the Company’s EBITDA in fiscal 2015, because the actual EBITDA achieved in fiscal 2015 was lower than the threshold level of the performance goals. However, based on a desire to (i) reward our key executives for their extraordinary efforts and contributions relating to our now substantially completed integration of Charming Shoppes into our family of brands and (ii) balance our need to retain these officers in a highly competitive market for talent against pay-for-performance (which is a fundamental tenet of our compensation philosophy), bonus payments were made to certain of our NEOs as described below in amounts that were significantly less than those they would have otherwise received had our target financial results been achieved.

Say-on-Pay and Say-on-Frequency

At our 2014 Annual Meeting of Stockholders we asked our stockholders to vote to approve, on an advisory basis, the 2014 compensation paid to our NEOs. Our stockholders overwhelmingly approved our NEO compensation, with over 95% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2015, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation Committee continued our general approach to executive compensation for 2015 and believes our programs were effectively designed and were working well for the fiscal year.

In addition, consistent with the preference expressed by our stockholders at the 2011 Annual Meeting of Stockholders in our say-on-frequency vote, we currently hold our say-on-pay vote on an annual basis.

Role of our Compensation Committee

Our Compensation Committee reviews and approves salaries and other compensation of all senior executives of the Company (including the NEOs), and its Justice, Lane Bryant, maurices, dressbarn, Catherines and, as of August 2015, Ann Taylor, LOFT and Lou & Grey brands. Our Compensation Committee also administers the Stock Incentive Plan, and establishes and reviews the achievement of performance goals and other matters relating to the Company’s annual, semi-annual and long-term bonus and incentive plans for senior executives (including the NEOs), including under the Company’s Executive 162(m) Bonus Plan (the “162(m) Plan”) and the LTIPs (as discussed in more detail below).

Role of our President and Chief Executive Officer in Compensation Decisions

Mr. David Jaffe, our President and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO (excluding himself and our Non-Executive Chairman), as well as other senior executives at the Company and each of our brands. Generally, the Compensation Committee Chair works with our President and CEO in establishing the agenda for Compensation Committee meetings and our President and CEO typically attends meetings to address recommendations on executive compensation, other than with respect to portions of meetings concerning his own compensation or the compensation of our Non-Executive Chairman. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as information relevant to annual, semi-annual and long-term performance measures, proposed financial targets, proposed recommendations for salary increases and proposed equity award allocations. Based in part on these recommendations and other considerations discussed below, the Compensation Committee reviews and approves the compensation of our NEOs.

Setting the Compensation of our President and Chief Executive Officer

The Compensation Committee sets the compensation of our President and CEO based on the objectives, philosophy and methodology described below. As part of this process, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to our President and CEO’s compensation, including his annual, semi-annual and long-term compensation opportunities, and evaluates his performance in light of those goals and objectives at least twice a year.

Compensation Program Objectives and Philosophy

The overall objective of our executive compensation program is to attract and retain highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

Total Compensation

The basic components of total compensation have been developed to provide a comprehensive incentive program that encourages and rewards performance at the individual, brand and corporate levels. Our executive compensation philosophy seeks to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance and annual personal performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company. Our annual incentive bonus program is based on semi-annual performance periods to reflect the fall and spring seasons which the Compensation Committee believes more directly incentivize our executives. In addition, for the purposes of cross-brand equalization, we maintain formalized severance pay practices, including our executive severance program for certain of our executives (the “Executive Severance Plan”) in which three of our NEOs participated or currently participate (i.e., Messrs. Wexler, Pershing, and Giammatteo).

Performance of the Company and our Stock Price

We endeavor to align executive compensation with the achievement of operational and financial results and increases in stockholder value. As discussed above, our compensation program includes significant performance-based remuneration under which performance below threshold levels results in no awards of compensation. This design is intended to ensure that other than their base salary, a significant portion of the total compensation for our executives is “at risk” based on Company performance. However, as described in greater detail below under “Risk Mitigation,” these incentives are designed in a manner that the Compensation Committee believes does not encourage excessive risk taking.

Our executive compensation program for the NEOs also features substantial stock-related components, including time-vesting stock options and LTIPs consisting of PSUs with three-year performance cycles that are settled in fully vested shares of our common stock, subject to and upon the attainment of the performance goals. Our executive compensation program also consists of the limited use of special grants of time-vesting stock options and RSUs. The value of the stock options and RSUs depends on our stock price. Because stock options and RSUs vest over a period of years, and LTIPs are settled based on the achievement of Company financial metrics over a three-year performance period, the value of these components of compensation to our executives is dependent on the performance of our stock price over a period of several years. This aligns the interests of our executives with the long-term interests of our stockholders.

Role of Compensation Consultants

The Compensation Committee engages an independent compensation consultant, Radford, to provide advice regarding our executive compensation program, which for fiscal 2015 included, among other things: (i) reviewing and making recommendations concerning our executive compensation program; (ii) providing market data; (iii) assisting in the development of the peer group and performance benchmarking; (iv) advising the Compensation Committee as to best practices; and (v) assisting in the preparation of our compensation related disclosure. For more information about the Compensation Committee’s engagement of Radford, please see the section above entitled “Questions and Answers About our Board and Corporate Governance Matters – What are the Functions of the Standing Committees – Compensation Committee.”

Management has retained Hay Group as their executive compensation consultant. Hay Group participated in the Compensation Committee meetings throughout fiscal 2015 to provide retail, as well as general executive compensation knowledge and expertise. Hay Group participated in discussions regarding CEO compensation, peer group selection process and executive compensation trends.

Role of Bonus Review Committees

The Company and brand financial goals under the 162(m) Plan are developed by the applicable bonus review committee, which then presents the goals to the Compensation Committee for review and approval. For fiscal 2015, our President and CEO, our CFO, our Vice President of Corporate Compensation and our Executive Vice President, Chief Human Resources Officer, served as the bonus review committee under the 162(m) Plan for the NEOs.

Compensation Benchmarking

For fiscal 2015, a key element of our compensation benchmarking philosophy was to target salary compensation for our senior management positions for the Company and our brands at approximately the 62nd percentile of the local labor market, with salaries of higher level positions and specialized skills focused on a more national market (rather than the local market) due to competition for business and talent across a broader spectrum. This serves two purposes. First, by focusing on the appropriate market we acknowledge the fact that we operate in different labor markets which face different competitors. Second, by targeting the 62nd percentile, it allows us to aggressively court and retain talent. While this may require differences in base salaries depending on specialty, level and scope of role, our goal is to balance total compensation to maintain internal equity. In the case of our Non-Executive Chairman, as discussed further below, we do not benchmark his base salary as he is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company.

The Compensation Committee annually reviews a peer group of companies, and approves recommended peer group changes as appropriate. With respect to the total direct compensation paid to our NEOs (other than our Non-Executive Chairman), the Compensation Committee, with the recommendations and advice of its independent compensation consultant, Radford, utilizes and reviews data from peer companies and survey data for the purposes of benchmarking key positions within the organization, prepared by Hay Group, Mercer and Equilar. Although it considered industry-based compensation studies and data in order to obtain a general understanding of current compensation practices, a substantial part of the Compensation Committee’s work and compensation decisions have been based on internal discussions and conclusions regarding what compensation levels would produce a competitive compensation package while also providing the requisite performance incentives to drive Company financial and strategic performance.

The purpose of the peer group is to benchmark and review all forms of total direct compensation for our NEOs. Our peer group was selected to reflect as accurately as possible the market for talent and business performance in which we compete. Our fiscal 2015 peer group companies were selected generally based on the following criteria (with a few exceptions of larger and smaller companies):

•	Industry: Most are primarily clothing retailers. Our peer group excludes companies that are primarily manufacturing or general retailers.

•	Size: The companies are roughly one-half to twice the size of the Company in terms of revenue.

•	Structure: In general, the companies are multi-divisional to capture the growing complexity of the Company’s business structure.

The peer group of retail companies used by the Compensation Committee in determining the “competitive market” with respect to fiscal 2015 compensation decisions is included below. Abercrombie & Fitch Co. (ANF); American Eagle Outfitters, Inc. (AEO); ANN INC. (ANN); Burlington Stores, Inc. (BURL); Chico’s FAS Inc. (CHS); Dick’s Sporting Goods, Inc. (DKS); DSW, Inc. (DSW); Express, Inc. (EXPR); Foot Locker, Inc. (FL); L Brands, Inc. (LTD); The Men’s Wearhouse, Inc. (MW); Ross Stores Inc. (ROST); Signet Jewelers Limited (SIG); Urban Outfitters, Inc. (URBN) and Williams-Sonoma Inc. (WSM).

The Compensation Committee conducted its annual review of the peer group in September 2015. Based on the same general criteria as previously described and in consideration of the projected size of the Company due to the acquisition of ANN, adjustments to this peer group were approved for fiscal 2016.

Compensation Program Elements

Our philosophy serves to cultivate a pay-for-performance environment. Our executive compensation program design for the NEOs (other than our Non-Executive Chairman) has six key elements:

•	Base Salary

•	Semi-Annual Incentive Bonuses under our 162(m) Plan

•	Non-Qualified Stock Options

•	RSUs

•	Long-Term Incentives, including LTIPs and, solely with respect to Mr. Rayden, a performance-based Long-Term EBITDA Bonus payable as cash compensation

•	Severance Protection Benefits

We do not consider employee benefits to be a key element of executive compensation for our NEOs. Other than certain perquisites Mr. Rayden was entitled to pursuant to his employment arrangement with Justice prior to its acquisition by the Company that were preserved by the Company, as described below under “Executive Perquisites,” we generally do not provide significant perquisites to our NEOs. For a description of perquisites received by our NEOs in fiscal 2015, see the details of the amounts included in the “All Other Compensation” column of the Summary Compensation Table below.

We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation of our senior executives as position level increases based on our belief that these elements of compensation more closely align management’s interests with our financial performance and with our stockholders’ interests.

Base Salary

For fiscal 2015, we sought to target salaries for our NEOs (excluding our Non-Executive Chairman and Mr. Rayden) at approximately the 62nd percentile of our peers. To honor Mr. Rayden’s contractual entitlements from prior to our acquisition of Justice, Mr. Rayden’s annual salary was at a higher percentile than the other NEOs. We do not benchmark base salary for our Non-Executive Chairman, who is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. We review base salaries in the first quarter of each new fiscal year and increases, where applicable, are typically effective on or about October 1 of the new fiscal year.

For fiscal 2015, Mr. David Jaffe’s base salary was maintained at $1,000,000. Mr. Elliot S. Jaffe’s salary was increased for fiscal 2015 to $414,727 to reflect a 1.6 % cost of living increase in accordance with the terms of his employment agreement. Salaries for NEOs other than Messrs. Elliot S. Jaffe and Rayden were aligned with our philosophy of targeting the 62nd percentile of the competitive market.

Short-Term Incentive Payments

The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should be tied directly to the financial performance of the Company. Messrs. David Jaffe and Michael Rayden participated in the 162(m) Plan for the fiscal 2015 fall season. For the fiscal 2015 spring season, Messrs. David Jaffe, Giammatteo, Pershing and Wexler participated in the 162(m) Plan. Mr. Elliot S. Jaffe does not participate in any of our incentive bonus plans. We structure the Company’s incentive bonus plans to encourage the achievement of above-market annual performance targets and to recognize seasonal and annual Company performance. The incentive bonus plans help to focus our NEOs on key annual financial objectives and business drivers, which we believe will support growth of Company EBITDA, improvement in overall operations and increases in stockholder value. “EBITDA” represents Earnings before Interest, Taxes, Depreciation and Amortization, and is a financial metric which our Board views as one of our key measures of generating stockholder value. For this reason, a portion of the annual goals under our incentive bonus plans are based on achievement of EBITDA targets approved by the Compensation Committee as adjusted to reflect extraordinary and other special items, including exclusion of the financial effects of any unbudgeted disposal of a business or acquisition, start-up, new joint venture or disposition of an asset.

The 162(m) Plan provides for semi-annual goals and payouts based on 6-month performance periods for the fall and spring seasons rather than annual goals and payouts. This structure allows for mid-year reevaluation of performance targets and provides an incentive for our NEOs to focus on meeting goals in the second half of the fiscal year in circumstances when business performance and macro-economic conditions decline or improve relative to our budgeted plan. For fiscal 2015, the fall season was from July 27, 2014 through January 24, 2015 and the spring season was from January 25, 2015 through July 25, 2015. For fiscal 2015, the Compensation Committee determined to maintain the same performance metrics used for fiscal 2014.

We establish the target amount of an NEO’s incentive bonus as a percentage of base salary for the performance period based on the NEO’s position level. This approach places a proportionately larger percentage of total annual pay at risk based on Company performance for our NEOs relative to position level. For the fiscal 2015 fall season, the target award opportunity for our NEOs (excluding our Non-Executive Chairman) was as follows: Mr. David Jaffe-125% of 50% of base salary; and Mr. Rayden-120% of 50% of base salary (reflecting his preexisting contractual rights with Justice). For the fiscal 2015 spring season, the target award opportunity for our NEOs (excluding our Non-Executive Chairman) was as follows: Mr. David Jaffe-125% of 50% of base salary; Mr. Pershing-75% of 50% of base salary; Mr. Giammatteo-60% of 50% of base salary; Mr. Trolaro-40% of 50% of base salary; Mr. Montgomery-90% of 50% of base salary; and Mr. Wexler-60% of 50% of base salary. Higher and lower percentages of base salary may be earned if minimum performance levels or performance levels above target are achieved. The maximum annual bonus opportunity under the 162(m) Plan is 200% of the seasonal target bonus to align our NEO incentive bonus program with those maintained by our competitors which typically provide for increased payouts for outstanding performance but also place a maximum cap on annual bonus opportunity to avoid inappropriate risk-taking.

The 162(m) Plan is designed in a manner intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which generally disallows a Federal income tax deduction to any publicly held corporation for non-performance-based compensation paid to NEOs (other than the principal financial officer) in excess of $1,000,000 in any taxable year. The Compensation Committee structures awards under the 162(m) Plan to provide compensation that is intended to qualify as “performance-based compensation” that is excluded from the $1,000,000 deductibility cap. The maximum performance award payable to any individual under the 162(m) Plan for any half-year performance period is currently $5,000,000.

The performance goals set by the Compensation Committee for Mr. David Jaffe for each of the fiscal 2015 seasons were based on the achievement of a target cumulative increase in sales for the applicable season (weighted at 25%) and the achievement of a target cumulative Company EBITDA for the applicable season (weighted at 75%). The seasonal bonus payable at a target performance level is equal to his seasonal target bonus, at the threshold performance level is equal to 50% of his seasonal target bonus and, at the maximum performance level is equal to 200% of his seasonal target bonus, with interpolation between the target levels. However, because we failed to achieve the performance goals for the fiscal 2015 fall and spring seasons, no payouts were made under the plan.

The performance goals set by the Compensation Committee for Messrs. Pershing, Giammatteo, Trolaro, and Wexler for the fiscal 2015 spring season were as follows: 80% of annual target (40% fall and 40% spring) based on achievement of the same Company EBITDA plan as was applicable to Mr. David Jaffe for the fiscal 2015 seasons. Any seasonal bonus is payable at the same threshold, target and maximum levels as were applicable to

Mr. David Jaffe for the fiscal 2015 seasons. Because EBITDA performance fell below the threshold level, no payouts were made under the plan with respect to the 80% component of the annual target. The remaining 20% of the annual target was tied to the achievement of pre-established objective individual and corporate goals relating to incremental synergy savings achieved by the shared services teams across the organization and departmental financial goals achieved during the fiscal year.

Given our failure to achieve the threshold EBITDA level necessary for a bonus payment for the fiscal 2015 spring season, as noted above, we did not award any payout to our NEOs in respect of the 80% EBITDA component. However, in recognition of the extraordinary efforts and contributions of Messrs. Pershing, Giammatteo and Trolaro in fiscal 2015 relating to our now substantially completed integration of Charming Shoppes into our family of brands and for retention purposes, we awarded bonus awards to these executives. These bonuses awarded were significantly less than those payouts the officers would have otherwise received had our financial results been achieved at a threshold performance level.

In fiscal 2015, Mr. Pershing was promoted to Executive Vice President, Chief Human Resources Officer effective in the spring season. Prior to his promotion, his time was allocated 70% to the dressbarn brand and 30% to Ascena Corporate. In the spring season, Mr. Pershing was paid an individual personal component payment for fiscal 2015 in the amount of $98,438 as part of his annual compensation earned with the dressbarn brand.

Justice EBITDA Bonus for Mr. Rayden

Following the Company’s acquisition of Justice, the Compensation Committee determined that it was necessary to create a strong incentive for Mr. Rayden to remain with the Company for a prolonged period and to increase Justice’s EBITDA performance over its plan during that time. In order to create such an incentive, the Compensation Committee approved a long term, performance-based bonus plan for Mr. Rayden (the “Justice EBITDA Bonus”), payable at retirement.

In connection with his retirement, the amount of the Justice EBITDA Bonus paid to Mr. Rayden was determined by the Compensation Committee based on an amount equal to 10% of the sum of the Justice brand’s positive incremental and negative decremental actual adjusted EBITDA performance versus target EBITDA goals approved by the Compensation Committee for each semi-annual period occurring from the fiscal 2010 spring season through the fiscal 2015 fall season.

The Justice EBITDA Bonus was paid to Mr. Rayden in cash after six months following his retirement.

Equity Awards under the Company’s Stock Incentive Plan

NEOs generally receive annual grants of equity awards under our Stock Incentive Plan as follows:

Minimum Vesting

While we generally grant awards under the Stock Incentive Plan with 4-year vesting schedules, our Stock Incentive Plan contains minimum vesting schedules for stock options (3-year vesting) and restricted stock and RSU awards (2-year vesting), with a carve-out for vesting on death, disability, retirement, change-in-control, and termination without cause or for good reason, as such terms are defined in the plan. There is a 5% allowable basket (i.e., 5% of the total share reserve) for equity awards with a shorter vesting schedule.

Non-Qualified Stock Options

Our NEOs are granted annual awards of nonqualified stock options. Options granted to the NEOs prior to fiscal 2010 vest 20% per year for five years following the grant date. Options granted to the NEOs in and after fiscal 2010 vest 25% per year for four years following the grant date, which vesting schedule aligns our equity grant practices with those of the other members of our peer group. The exercise price of a stock option is equal to the fair market value of our common stock on the grant date which under the Stock Incentive Plan is defined as the average of the high and low Company stock prices on the date of grant. Options granted prior to December 11, 2012 typically have a term of ten years. The maximum term for options granted on or after December 11, 2012 is seven years.

The Company generally awards stock options to the NEOs on an annual cycle. On September 23, 2014, the following NEOs were granted the following number of non-qualified stock option grants with a per share exercise price of $14.12, the fair market value of a share of our stock on the date of grant, as determined under the Stock Incentive Plan: Mr. David Jaffe – 465,000 options; Mr. Elliot S. Jaffe received an award of 5,000 RSUs in lieu of any stock options; Mr. Pershing – 25,000 options; Mr. Giammatteo – 15,000 options; Mr. Trolaro – 2,000 options; Mr. Wexler – 20,000 options; and Mr. Rayden – 80,000 options. The Compensation Committee generally determines each participant grant in accordance with pre-established option grant guidelines (which are primarily based on the participant’s level of responsibility with the Company or respective brand). Our President and CEO may exercise discretion in his recommendations to the Compensation Committee for grants of stock options for all executives, including the NEOs, excluding himself and our Non-Executive Chairman. Our President and CEO may recommend an increase or decrease to the stock option grant guidelines for a given executive, based on individual performance. All grants are made by the Compensation Committee.

The Compensation Committee has a practice of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual earnings release, as well as the public release of any other pending material non-public information.

Special Equity Grants

The Compensation Committee may also make other equity grants from time to time during the course of the year, such as when a new employee is hired, a current employee is promoted or in recognition of special achievement. Special grant of 6,000 RSUs made to Mr. Pershing on March 4, 2015; special grants of 10,000 RSUs and 2,500 RSUs made to Mr. Giammatteo on March 4, 2015; special grant of 667 RSUs made to Mr. Trolaro on September 23, 2014; special grant of 2,500 RSUs made to Mr. Wexler on March 4, 2015. These special grants were made in recognition of each executive’s expanded role during the year.

Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances

If an employee ceases to be an employee of the Company for any reason (other than for Cause, as defined under the Stock Incentive Plan) and the employee has achieved the Total Years Test (as described in further detail below) as of his or her last day of employment, then all of such employee’s unvested stock options will continue to vest and remain exercisable after the date of termination through the one year anniversary of the vesting date of the last unvested option under the applicable stock option award, but not longer than the original term of each option.

In addition, all of an employee’s unvested restricted stock will become fully vested upon achievement of the Total Years Test, any shares of restricted stock granted to the employee following achievement of the Total Years Test will be fully vested upon grant, and the employee’s RSUs will become fully vested upon the employee’s death, disability, termination (other than for cause) or upon a change in control of the Company on or after achievement of the Total Years Test.

The “Total Years Test” means 75 years, based on the sum of (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which will be at least age 60. The Company believes that the Total Years Test encourages retention as our executive officers approach retirement age, while also incentivizing our executive officers to drive shareholder value. Of our NEOs, Mr. Elliot S. Jaffe currently satisfies the Total Years Test, and Mr. Rayden previously satisfied the Total Years Test at the time of his retirement. Accordingly, upon Mr. Rayden’s retirement as of January 24, 2015, any unvested stock options then held by Mr. Rayden continue to vest in accordance with the applicable vesting schedule and each of his stock options remain exercisable until the one year anniversary of the final vesting date of the applicable stock option award, but not longer than the original term of such stock option, and his then outstanding RSUs became immediately vested.

Long-Term Incentive Plans

The Company grants the NEOs (other than our Non-Executive Chairman) LTIPs under the Stock Incentive Plan consisting of performance based awards in the form of PSUs settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the performance goals. LTIP performance goals are established annually, and the performance period for each plan consists of three consecutive fiscal years. The LTIPs are intended to give each NEO a substantial incentive to maximize our long-term financial performance. The LTIPs align our pay practices with our peer group, who typically grant restricted stock and RSUs that vest or are settled upon achievement of the performance goals immediately following the end of a performance period.

In fiscal 2013, the Compensation Committee established the 2015 Long-Term Incentive Plan (the “2015 LTIP”) that uses a three-year performance period consisting of fiscal 2013, fiscal 2014 and fiscal 2015. In fiscal 2014, the Compensation Committee established the 2016 Long-Term Incentive Plan (the “2016 LTIP”) that uses a three-year performance period consisting of fiscal 2014, fiscal 2015 and fiscal 2016. In fiscal 2015, the Compensation Committee established the 2017 Long-Term Incentive Plan (the “2017 LTIP”) that uses a three-year performance period consisting of fiscal 2015, fiscal 2016 and fiscal 2017. Mr. David Jaffe participates in the 2015 LTIP, 2016 LTIP and 2017 LTIP. Messrs. Rayden and Montgomery forfeited their 2015 LTIP, 2016 LTIP, and 2017 LTIPs upon resignation. Mr. Wexler forfeited his 2016 LTIP and 2017 LTIPs upon resignation. The Compensation Committee believes that the goals set under the LTIPs represent an appropriate and substantial degree of difficulty for achieving a payout.

The 2015 LTIP, the 2016 LTIP, and the 2017 LTIP consist of PSUs that, if earned, will be settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the performance goals. For the three-year 2015 LTIP, the 2016 LTIP, and the 2017 LTIP, the participating NEOs were assigned a number of PSUs based on a “target” number of shares of our common stock. As discussed below, the actual number of PSUs earned under the 2015 LTIP was based on the Company’s achievement of Company financial goals during the performance period. The actual number of shares of our common stock to be awarded at the end of a performance period will depend on the Company’s achievement of Company financial goals during the applicable performance period. The awards under each of the three-year 2015 LTIP, the 2016 LTIP, and the 2017 LTIP are intended to constitute “performance-based compensation” under Section 162(m) of the Code.

2015 LTIP Performance Goals and Results

Mr. David Jaffe participated in the 2015 LTIP for which the performance period ended on the last day of fiscal 2015. The target number of PSUs that could be earned by such participating NEOs under the 2015 LTIP was as follows: Messrs. David Jaffe – 160,000, Rayden – 67,925, and Montgomery – 12,500. As previously noted, Messrs. Rayden and Montgomery forfeited their 2015 LTIP upon resignation.

For Mr. David Jaffe, the target shares in the 2015 LTIP were subject to Company performance goals divided as follows: 33% based on achievement of the Company’s compound annual average return on invested capital (“ROIC”); 33% based on the Company’s total adjusted EBITDA dollars; and 34% based on the Company’s TSR relative to TSR Peer Group (defined below). The target shares for all participants in the 2015 LTIP other than Mr. David Jaffe, were divided 50% based on achievement of the Company’s compound annual average ROIC and 50% based on achievement of the Company’s total adjusted EBITDA dollars.

For each performance goal, at the threshold level, 50% of the target shares subject to the performance goal would be earned, 100% would be earned for target achievement and 200% would be earned for maximum achievement, with interpolation between the target levels. The peer group with respect to the TSR goals for the 2015 LTIP (“TSR Peer Group”) was: Abercrombie & Fitch Co. (ANF); Aeropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); Ann, Inc. (ANN); Chico’s FAS, Inc. (CHS); Children’s Place, Inc. (PLCE); DSW, Inc. (DSW); Express, Inc. (EXPR); Foot Locker, Inc. (FL); L Brands, Inc. (LTD); Men’s Warehouse, Inc. (MW); Ross Stores, Inc. (ROST); Signet Jewelers Limited (SIG); Urban Outfitters, Inc. (URBN) and Williams-Sonoma, Inc. (WSM). Because the threshold level of performance was not achieved, no payouts were made under the 2015 LTIP.

2016 LTIP Goals:

In fiscal 2014, the Compensation Committee adopted the 2016 LTIP. The 2016 LTIP was granted as PSUs that will vest based on the level of performance achieved. The target number of PSUs that may vest and be settled in fully vested shares of our common stock for the NEOs participating under the 2016 LTIP are as follows: Messrs. David Jaffe – 125,000; Pershing – 10,000; Giammatteo – 3,750; Rayden – 66,914; Montgomery – 17,000; and Wexler – 5,000. In connection with his retirement, Mr. Rayden will not be eligible to receive a payment under the 2016 LTIP. Messrs. Montgomery and Wexler forfeited their 2016 LTIP upon resignation.

The target shares for all participants in the 2016 LTIP are subject to Company performance goals divided as follows:

•	33% for Mr. David Jaffe, and 50% for all other participants in the 2016 LTIP, based on the level of achievement by the Company of compound annual average ROIC as follows:

Threshold	Target	Maximum
9.5%	11.2%	13.4%

•	34% for Mr. David Jaffe, and 50% for all other participants in the 2016 LTIP, based on the level of achievement of the Company’s total EBITDA dollars (in millions) as follows:

Threshold	Target	Maximum
$1,638.0	$1,927.1	$2,312.5

•	The remaining 33% of Mr. David Jaffe’s 2016 LTIP target shares based on the level of achievement of TSR relative to the fiscal 2015 peer group as follows:

Threshold	Target	Maximum
between the top 40% up to top 60%	between the top 20% up to top 40%	top 20%

For each performance goal, at threshold level 50% of the target shares subject to the performance goal will vest, 100% will vest for target achievement and 200% for maximum achievement, with interpolation between the target levels.

2017 LTIP Goals:

In fiscal 2015, the Compensation Committee adopted the 2017 LTIP. The 2017 LTIP was granted as PSUs that will vest based on the level of performance achieved. The target number of PSUs that may vest and be settled in fully vested shares of our common stock for the NEOs participating under the 2017 LTIP is as follows: Messrs. David Jaffe – 185,000; Pershing – 10,000; Giammatteo – 3,750; Rayden – 78,164; and Wexler – 5,000. Mr. Rayden will not be eligible to receive any payment under the 2017 LTIP. Mr. Wexler forfeited his 2017 LTIP upon resignation.

The Compensation Committee set three-year performance targets under the 2017 LTIP that were lower than the three-year performance targets under the 2015 LTIP and 2016 LTIP (but were not lower than actual performance in fiscal 2014 with targets that increased each year over the preceding year). In setting these targets, the Compensation Committee recognized that fiscal 2015 was a challenging year for the Company in a difficult macroeconomic climate and highly competitive retail environment. Given the many uncertainties in the retail industry that lie ahead, the Compensation Committee set targets it considered challenging but still achievable in an industry where competition for experienced, proven executives is significant.

The target shares for all participants in the 2017 LTIP are subject to Company performance goals divided as follows:

•	33% for Mr. David Jaffe, and 50% for all other participants in the 2017 LTIP, based on the level of achievement by the Company of compound annual average ROIC as follows:

Threshold	Target	Maximum
7.1%	8.4%	10.1%

•	34% for Mr. David Jaffe, and 50% for all other participants in the 2017 LTIP, based on the level of achievement of the Company’s total EBITDA dollars (in millions) as follows:

Threshold	Target	Maximum
$1,398.3	$1,645.0	$1,974.1

•	The remaining 33% of Mr. David Jaffe’s 2017 LTIP target shares based on the level of achievement of TSR relative to the fiscal 2015 peer group as follows:

Threshold	Target	Maximum
between the top 40% up to top 60%	between the top 20% up to top 40%	top 20%

For each performance goal, at threshold level 50% of the target shares subject to the performance goal will vest, 100% will vest for target achievement and 200% for maximum achievement, with interpolation between the target levels.

Historically, our LTIP awards have been expressed in terms of a target number of PSUs. Going forward, after fiscal 2015, our LTIP awards will be expressed in terms of a target dollar amount to be set as a percentage of each participant’s base compensation, although certain awards may be payable in common stock, as determined by the Compensation Committee. The value of the participant’s target dollars will be adjusted based on the level of EBITDA and “return on investment” performance achieved over the specified performance period. The participant’s adjusted dollars will be further multiplied by the TSR “modifier” based on the Company’s relative total shareholder return achieved over the applicable performance period as compared to our peer group.

Executive Perquisites

Except as noted below with respect to Mr. Rayden, we generally do not offer significant perquisites to our NEOs and they represent a relatively small portion of the NEOs’ total compensation. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company offers broad health and welfare programs, which are available to our full-time employees generally.

In accordance with the terms of Mr. Rayden’s employment with Justice prior to its acquisition by the Company, prior to his retirement on January 24, 2015, Mr. Rayden received limited personal use of an aircraft, subject to certain limitations on use and cost, and the Company maintained life insurance coverage on Mr. Rayden in the amount of $5,000,000, the proceeds of which are payable to his designated beneficiaries. As previously noted, Mr. Rayden retired from the Company on January 24, 2015.

Deferred Compensation

We maintain a non-qualified deferred compensation plan for approximately 215 employees (including all of our NEOs). We make Company contributions to this plan in an amount determined by us for each calendar plan year. For calendar year ending December 31, 2014 the Company match was 5% for base and bonus compensation deferred. Starting on January 1, 2015, the NEOs who are employed in January 2016 will receive a Company matching contribution of 100% on the first 1% of up to $265,000 of total compensation deferred, and Company matching contribution of 100% of the first 5% of compensation over $265,000 deferred. See “Nonqualified Deferred Compensation in Fiscal 2015” below.

Severance and Change in Control Payments

Messrs. Pershing and Giammatteo are entitled to receive severance payments upon certain terminations of their employment and to benefits in the event of a Change in Control (as defined below) of the Company. These arrangements provide important protections to both the executive and the Company. Arrangements providing for severance and Change in Control payments assist the Company in attracting and retaining qualified executives who could have other job alternatives.

Under the employment agreement entered into with Mr. David Jaffe in March 2014 (discussed below under “Employment Agreements, Employment Letters and Retirement Agreements – David Jaffe”), he is entitled to an amount equal to two times his base salary in the event his employment is terminated without cause or for good reason, payable in installments over the 24 month period following termination. However, if any such termination occurs upon or during the 24 months following a Change in Control he is entitled to receive an amount equal to two times the sum of his base salary rate then in effect plus the aggregate incentive compensation paid to him for the two most recently completed seasons prior to the date of termination, payable in installments over the 24 month period following termination. His new employment eliminated his right to terminate employment and receive severance solely as a result of a Change in Control. The Compensation Committee has evaluated Mr. David Jaffe’s new employment agreement and believes that the enhanced Change in Control severance provision is appropriate in light of the competitive market practices of the Company’s peer group, the elimination of his “single trigger” and his long relationship and service with the Company. Mr. David Jaffe’s new employment agreement contains a fixed three-year term ending on September 21, 2017.

Mr. Elliot S. Jaffe’s employment agreement provides that his estate will be entitled to receive a lump sum payment equal to one year of his base salary at the rate in effect at the time of his death. He is not entitled to severance under any other termination of his employment.

We sponsor the Executive Severance Plan to maintain the competitiveness of our severance pay practices for selected executive-level, employees, including Messrs. Giammatteo, Pershing and, until his resignation, Mr. Wexler. Under the Executive Severance Plan, participants are entitled to severance benefits under certain terminations of their employment, including enhanced severance benefits following a Change in Control. A description of the terms and conditions of the Executive Severance Plan can be found in the section of this proxy statement entitled “Executive Severance Plan” below.

No NEO is entitled to a golden parachute (280G) excise tax gross-up or a Code Section 409A tax gross up.

A further description of termination and Change in Control events that trigger post termination and Change in Control pay and benefits for our NEOs, including the Executive Severance Plan, can be found in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control” below.

Risk Mitigation

Our Board has reviewed and considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the cash paid or the number of shares delivered. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation with multi-year performance targets and vesting. We believe that this helps to ensure that our NEOs and other employees focus on the health of our business and the success of broad performance metrics that will deliver shareholder value over time and discourages excess risk-taking by our NEOs and other employees. The Compensation Committee also evaluates on a regular basis our overall mix of equity-based incentive awards relative to cash-based incentive awards to align our executive’s incentives with stockholder interests and long-term value.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to certain of a corporation’s NEOs only if the compensation qualifies as being performance-based under Section 162(m) of the Code. We generally endeavor to structure our performance-based incentive compensation for our NEOs to qualify as performance-based under Section 162(m) of the Code where it is reasonable to do so while meeting our compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Section 162(m) of the Code.

Consideration of Prior Amounts Paid or Realized

Actual pay earned by our NEOs in prior years from annual or semi-annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Compensation Committee in making a current year’s compensation decisions for (i) salary increases, (ii) target annual or semi-annual incentive compensation opportunity, (iii) target long-term equity incentive opportunity, or (iv) equity compensation. The Compensation Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation.

Stock Ownership Guidelines for President and CEO

Our Board believes it is important that our President and CEO has, and is recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, we adopted the Ownership Guidelines for our President and CEO which became effective in September 2011.

Under the Ownership Guidelines our President and CEO is required to own shares of our common stock equal to six times his annual base salary. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of a stock option or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); and (iii) vested shares of our stock allocated under any tax-qualified plan. Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) count as “owned” by our President and CEO. Stock options and unvested equity awards do not count towards the stock ownership requirement. Mr. David Jaffe’s, our President and CEO, level of stock ownership currently satisfies the Ownership Guidelines. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

Prohibition on Hedging and Pledging of Company Stock

Under our Corporate Governance Guidelines, our directors and executive officers are prohibited from engaging in hedging or monetization transactions with respect to our stock, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in our securities. Additionally, our directors and executive officers are prohibited from holding our stock in a margin account or otherwise pledging our stock as collateral for a loan.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

John Usdan (Chair), Kate Buggeln, Randy L. Pearce

SUMMARY COMPENSATION

The table below summarizes information concerning compensation for fiscal 2015, fiscal 2014 and fiscal 2013.

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All other Compensation ($)(6)	Total ($)
David Jaffe	2015	1,000,000		2,543,750	2,380,800			63,912	5,988,462
President and Chief Executive Officer	2014	1,000,000		2,507,500	2,707,500			87,217	6,302,217
	2013	1,000,000		5,077,500	1,875,000	423,188		304,659	8,680,347

Elliott S. Jaffe	2015	413,722		99,750				185,377	698,849
Non-Executive Chairman of the Board	2014	406,904		99,750				194,933	701,588
	2013	399,800		105,850				196,038	701,688

John Pershing	2015	500,308	147,766	80,280	128,000	180,985		21,846	1,059,184
Executive Vice President and Chief Human Resources Officer

Robb Giammatteo	2015	377,538	115,591	167,250	76,800	25,545		6,735	769,459
Executive Vice President and Chief Financial Officer

Kevin Trolaro(7)	2015	194,461	33,600	9,171	9,550	1,469		4,500	252,751
Vice President, Finance, Assistant Controller and Interim Chief Financial Officer

Michael W. Rayden(8)	2015	525,000			409,600			44,126,080	45,060,680
Former Chief	2014	1,050,000		1,342,295	577,600			325,548	3,295,443
Executive Officer, Justice	2013	1,050,000		1,379,557	600,000	1,061,414		358,238	4,449,209

Dirk Montgomery(9)	2015	56,947						5,694	62,641
Former Executive Vice	2014	589,596		341,020	144,400	90,454		18,223	1,183,694
President and Chief Financial Officer	2013	305,192		974,625	151,000	258,750			1,689,567

Gene Wexler(10)	2015	412,923		33,450	102,400	37,090		14,166	600,029
Former Senior Vice President and General Counsel

(1)	Represents bonus amounts paid to recognize both achievement of individual goals and increased responsibility during the fiscal 2015 year.
(2)	Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Amounts include both time-vesting restricted stock awards and restricted stock awards subject to performance conditions. The 2017 LTIP assumes achievement at target, maximum payout achievable is 200%. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 25, 2015.
(3)	Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 25, 2015.
(4)	The amounts shown for fiscal 2013, 2014 and 2015 represent amounts earned under (i) the 162(m) Plan with respect to Messrs. David Jaffe, Pershing, Giammatteo, Rayden, Montgomery and Wexler, as applicable. Mr. Elliot S. Jaffe was not eligible for any incentive bonus under the Company’s incentive plans.
(5)	We have no defined benefit pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.

(6)	A detailed breakdown of “All Other Compensation” for fiscal 2015 is provided in the table below.
(7)	Mr. Trolaro served as interim Chief Financial Officer in this role from February 11, 2015 to July 23, 2015.
(8)	Mr. Rayden, our former Chief Executive Officer, Justice retired from the Company on January 24, 2015.
(9)	Mr. Montgomery, our former Executive Vice President and Chief Financial Officer resigned his employment with us on August 29, 2014.
(10)	Mr. Wexler, our former Senior Vice President and General Counsel resigned his employment with us on September 8, 2015.

Name	Contributions to Executive Officer’s Defined Contribution Plan Accounts ($)	Payments made for Supplemental Retirement Benefits ($)(1)	Personal Use of Company Car Service ($)(2)	Personal Use of Company Plane ($)(3)	Termination Payments ($)(4)	Total ($)
David Jaffe	19,231		44,681			63,912
Elliot S. Jaffe	7,925	177,452				185,377
John Pershing	21,846					21,846
Robb Giammatteo	6,735					6,735
Kevin Trolaro	4,500					4,500
Michael W. Rayden	20,192			89,923	44,015,965	44,126,080
Dirk Montgomery	5,694					5,694
Gene Wexler	14,166					14,166

(1)	Represents supplemental retirement benefit as discussed under “Retirement Agreements” below. This amount is adjusted on an annual basis for cost-of-living increases as determined using the Consumer Price Index.
(2)	Represents the aggregate incremental cost to the Company for personal use of Company car service.
(3)	Represents the aggregate incremental cost to the Company for personal use of the Company’s aircraft.
(4)	Represents a one-time lump sum severance payment of $9,106,365 that was deposited in a rabbi trust and paid to Mr. Rayden, plus any accrued earnings attributable to investments while held in the rabbi trust ($1,373); plus an amount equal to the difference between any such earnings and $400,000 ($398,627); plus payment of the Justice EBITDA Bonus based on results through the termination date ($34,509,600); total severance payment $44,015,965.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2015

The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2015.

	Grant Date	Plan*	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)

Name			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
David Jaffe	9/23/2014	162(m)	625,000	1,250,000	2,500,000
	9/23/2014	17LTIP				92,500	185,000	370,000				2,543,750
	9/23/2014	NQ								465,000	14.12	2,380,800

Elliot S. Jaffe	9/23/2014	RSU(4)							5,000			68,750

John Pershing	9/23/2014	162(m)	196,875	393,750	787,500
	9/23/2014	17LTIP				5,000	10,000	20,000				137,500
	3/4/2015	RSU(5)							6,000			80,280
	9/23/2014	NQ								25,000	14.12	128,000

Robb Giammatteo	9/23/2014	162(m)	120,000	240,000	480,000
	9/23/2014	17LTIP				1,875	3,750	7,500				51,563
	3/4/2015	RSU(5)							2,500			33,450
	3/4/2015	RSU(5)							10,000			133,800
	9/23/2014	NQ								15,000	14.12	76,800

Kevin Trolaro	9/23/2014	162(m)	40,000	80,000	160,000
	9/23/2014	NQ								2,000	14.12	9,560

Michael Rayden	9/23/2014	162(m)	630,000	1,260,000	2,520,000
	9/23/2014	17LTIP				39,082	78,164	156,328				1,074,755
	9/23/2014	NQ								80,000	14.12	409,600

Dirk Montgomery	9/23/2014	162(m)	266,513	533,025	1,066,050

Gene Wexler	9/23/2014	162(m)	135,900	271,800	543,600
	9/23/2014	17LTIP				2,500	5,000	10,000				68,750
	3/4/2015	RSU(5)							2,500			33,450
	9/23/2014	NQ								20,000	14.12	102,400

* Plan

NQ = Non-qualified stock options (granted under the Stock Incentive Plan)

RSU = Restricted Stock Unit

17LTIP = 2017 Long-Term Incentive Plan (granted under the Stock Incentive Plan)

162(m) = Executive 162(m) Bonus Plan

(1)	Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of his performance goals during fiscal 2015 under the 162(m) Plan. See “Executive 162(m) Bonus Plan” under the “Compensation Discussion and Analysis” for more information regarding the bonus targets under the 162(m) Plan.
(2)	Numbers represent the range of shares of fully-vested stock that each eligible NEO may potentially be granted based on the Company’s achievement of the performance goals established for the three-year fiscal 2015, 2016 and 2017 cycle under the 2017 LTIP. Shares are not actually granted under the 2017 LTIP until the Compensation Committee has certified the level of achievement for each performance metric under the 2017 LTIP and has determined the number of shares that each participant has earned, which will occur after the Company files its Annual Report on Form 10-K for fiscal 2017. The Threshold amount represents the minimum number of shares that could be awarded if all goals are achieved at the threshold level, the Target amount represents the number of shares that could be awarded if 100% of the goals are achieved, and the Maximum amount represents the maximum number of shares that could be awarded under the 2017 LTIP.
(3)	Represents a stock option award made pursuant to the Company’s annual stock option grant, as described above in the Compensation Discussion and Analysis under “Non-Qualified Stock Options and Restricted Stock and RSUs under the Stock Incentive Plan.”
(4)	Represents RSUs awarded to Elliot Jaffe in connection with his service as a director, as described above under “Questions and Answers About Our Board and Corporate Governance Matters – How are directors compensated?”
(5)	Represents RSUs awarded to Messrs. Pershing, Giammatteo, and Wexler in connection with their expanded roles.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

The following table provides information relating to outstanding equity awards held by the NEOs at July 25, 2015.

			Option Awards				Stock Awards
Name	Plan*		No. of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David Jaffe	NQ	(3)	600,000		5.92	10/12/2015
	NQ	(3)	500,000		7.50	9/18/2018
	NQ	(3)	160,000		8.84	9/24/2019
	NQ	(3)	300,000		15.00	12/9/2019
	NQ	(3)	160,000		11.70	9/23/2020
	NQ	(3)	150,000		15.00	9/23/2020
	NQ	(3)	88,644		15.55	3/9/2021
	NQ	(4)	120,000	40,000	13.14	9/21/2021
	NQ	(5)	125,000	125,000	20.79	9/20/2022
	NQ**	(8)	93,750	281,250	19.91	9/25/2020
	NQ**	(10)		465,000	14.12	9/23/2021
	15LTIP	(6)
	16LTIP	(8)							62,500	785,000
	17LTIP	(12)							92,500	1,161,800

Elliott S. Jaffe	NQ	(3)	20,000		7.03	11/28/2017
	NQ	(3)	10,000		7.49	9/18/2018
	NQ	(3)	10,000		8.83	9/24/2019
	NQ	(3)	20,000		11.70	9/23/2020
	NQ	(4)	15,000	5,000	13.14	9/21/2021
	RSU	(7)					1,667	20,938
	RSU	(9)					3,333	41,862
	RSU	(11)					5,000	62,800

John Pershing	NQ	(3)	12,500		15.55	3/9/2021
	NQ	(4)	10,000	10,000	13.14	9/21/2021
	NQ	(5)	12,500	12,500	20.79	9/20/2022
	NQ**	(7)	6,250	18,750	19.91	9/25/2020
	NQ**	(10)		25,000	14.12	9/23/2021
	RSU	(17)					56,000	703,360
	RSU	(16)					6,000	75,360
	15LTIP	(6)
	16LTIP	(8)							5,000	62,800
	17LTIP	(12)							5,000	62,800

Robert Giammatteo	NQ**	(14)	2,500	10,000	20.41	12/11/2020
	NQ**	(10)		15,000	14.12	9/23/2021
	RSU	(15)					500	6,280
	RSU	(16)					2,500	31,400
	RSU	(16)					10,000	125,600

			Option Awards				Stock Awards
Name	Plan*		No. of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	15LTIP	(6)
	16LTIP	(8)							1,875	23,550
	17LTIP	(12)							1,875	23,550

Kevin Trolaro	NQ	(13)	625	1,875	17.67	6/19/2020
	NQ**	(7)	500	1,500	19.91	9/25/2020
	NQ**	(10)		2,000	14.12	9/23/2021
	RSU	(11)					501	6,293
	RSU	(18)					3,500	43,960

Michael W. Rayden	NQ	(4)	40,000	40,000	13.14	9/21/2021
	NQ	(5)	40,000	40,000	20.79	9/20/2022
	NQ**	(7)	20,000	20,000	19.91	9/25/2020
	NQ**	(10)		80,000	14.12	9/23/2021

Dirk Montgomery

Gene Wexler	NQ	(3)	8,000		11.65	11/29/2016
	NQ	(3)	40,000		7.50	9/18/2018
	NQ	(3)	40,000		8.84	9/24/2019
	NQ	(3)	40,000		11.70	9/23/2020
	NQ	(4)	22,500	7,500	13.14	9/21/2021
	NQ	(5)	8,750	8,750	20.79	9/20/2022
	NQ**	(7)	5,000	15,000	19.91	9/25/2020
	NQ**	(10)		20,000	14.12	9/23/2021
	15LTIP	(6)
	16LTIP	(8)							2,500	31,400
	17LTIP	(12)							2,500	31,400

*	Plan/Type of Award:

NQ = Non-qualified stock option

RSU = Restricted Stock Units

15LTIP = 2015 Long Term Incentive Plan

16LTIP = 2016 Long Term Incentive Plan

17LTIP = 2017 Long Term Incentive Plan

**	Non-qualified stock option with a seven-year term.
(1)	The amounts in this column equal the number of shares of restricted stock units indicated in the previous column multiplied by the closing price of our common stock ($12.56) on July 24, 2015.
(2)	The amounts in this column equal the number of shares of performance share units indicated in the previous column multiplied by the closing price of our common stock ($12.56) on July 24, 2015. The amounts assume that all goals under the Long-Term Incentive Plan will be achieved at the threshold level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.
(3)	This award is fully vested.
(4)	25% of the options relating to this award vested on September 21, 2014 and the remaining vesting will occur on September 21st.
(5)	25% of the options relating to this award vested on September 20, 2014 and the remaining vests equally over the next two years on each September 20th.

(6)	25% of the options relating to this award vested on December 6, 2014 and the remaining vesting will occur on December 6th.
(7)	25% of the options relating to this award vest on September 25, 2014 and the remaining vests equally over the next three years on each September 25th.
(8)	This award relates to the 2016 LTIP for which the performance period will end on July 30, 2016, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of restricted stock as defined in the 2016 LTIP.
(9)	33% of the restricted stock units relating to this award vested on September 26th and the remaining vests 33% next year and 34% on the third year on each September 26th.
(10)	25% of the options relating to this award vests equally over the next four years on each September 23rd.
(11)	33% of the restricted stock units relating to this award vested on September 25, 2014 and the remaining vests 33% next year and 34% on the third year on each September 25th.
(12)	This award relates to the 2017 LTIP for which the performance period will end on July 30, 2017, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of restricted stock as defined in the 2017 LTIP.
(13)	25% of the options relating to this award vested on June 19, 2014 and the remaining vests equally over the next three years on each June 19th.
(14)	25% of the options relating to this award vested on December 11, 2014 and the remaining vests equally over the next three years on each December 11th.
(15)	50% of the restricted stock units vested on 12/11/2014 the remaining 50% will vest on 12/11/2015.
(16)	50% of the restricted stock units relating to this award will vest equally over the next two years on each March 4th.
(17)	10% of the restricted stock units relating to this award vested on January 27, 2015 and 15%, 20% and 35% respectively over four, five, and six on each January 27th.
(18)	50% of the restricted stock units vested on July 23, 2015 the remaining 50% will vest on July 23rd.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

The following table shows information about stock options exercised by our NEOs and stock awards held by our NEOs that vested during fiscal 2015.

Name	Option Awards		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
David Jaffe	0	0	70,426	902,489
Elliot S. Jaffe	0	0	2,917	43,850
John Pershing	0	0	14,380	174,017
Robb Giammatteo	0	0	500	5,945
Kevin Trolaro	0	0	166	2,220
Michael W. Rayden	40,000	61,800	39,999	474,388
Dirk Montgomery	0	0	4,500	52,020
Gene Wexler	0	0	6,576	89,913

(1)	The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.
(2)	Stock Awards include awards of restricted stock, restricted stock units, and performance share units.
(3)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

PENSION BENEFITS

Other than the supplemental retirement benefit agreements for Elliot S. Jaffe and Mrs. Roslyn Jaffe (see “Retirement Agreements” below) we do not maintain any defined benefit pension plans for our officers and directors.

EMPLOYMENT AGREEMENTS, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS

We have entered into employment agreements with Messrs. Elliot S. Jaffe and David Jaffe and employment letter agreements with Messrs. Giammatteo and Pershing. We also entered into an employment agreement with Mr. Rayden that remained in effect through his retirement date of January 24, 2015. We had also entered into employment letters with Messrs. Montgomery and Wexler that were in effect in fiscal 2015 until their resignations from employment. An employment agreement provides an executive with a time period (or “term”) during which he will be employed by the Company. An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his employment. An executive with an employment letter is an “employee at-will” (i.e., the Company may terminate such executive at any time with or without cause, subject to any applicable severance provisions, including the Executive Severance Plan). The Compensation Committee believes that these employment agreements and employment letters are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment agreements and employment letters and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements and employment letters are discussed below.

EMPLOYMENT AGREEMENTS

David Jaffe

On March 5, 2014 (the “Effective Date”), the Company entered into a new employment agreement with David Jaffe, its President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement superseded the employment agreement between the Company and Mr. Jaffe dated as of May 2, 2002, as amended (the “Prior Agreement”), which was due to expire by its terms on September 21, 2014. The Employment Agreement is substantially similar to the Prior Agreement, except as described above in Compensation Discussion and Analysis.

The period of Mr. Jaffe’s employment under the Employment Agreement will be from the Effective Date through September 21, 2017 (the “End Date”), unless earlier terminated pursuant to the Employment Agreement. The Employment Agreement provides for an annual salary of $1,000,000 per year or such higher salary as may be determined by the Company’s board of directors or the Compensation Committee. The Employment Agreement entitles Mr. Jaffe to participate in all of the Company’s retirement, insurance, and bonus, incentive and other benefit plans, including the 162(m) Plan and the Stock Incentive Plan, to the use of a car service at the Company’s expense as necessary for him to perform his duties and responsibilities, including for transportation to and from his home and office.

In the event that Mr. Jaffe’s employment is terminated prior to the End Date by the Company without cause or by Mr. Jaffe for good reason (a “Qualifying Termination”), other than upon or during the 24 months following a change in control, Mr. Jaffe will be entitled to receive an amount equal to two times his base salary payable in installments for a period of 24 months following the date of termination.

In the event that Mr. Jaffe incurs a Qualifying Termination upon or during the 24 months following a change in control, Mr. Jaffe will be entitled to receive an amount equal to two times the sum of his base salary and an amount equal to the aggregate incentive compensation paid to him for the two most recently completed seasons (i.e., fall and spring) prior to the date of termination, payable in installments for a period of 24 months following the date of termination.

In the event that Mr. Jaffe incurs a Qualifying Termination at any time prior to the End Date (whether prior to, upon or during the 24 months following a change in control or in the absence of a change in control), Mr. Jaffe and his covered dependents will be entitled to receive, subject to his timely election of COBRA, continued participation in the Company’s health and medical insurance plans at the active employee premium rate through the earlier of the period of Mr. Jaffe’s and/or his covered dependents eligibility for COBRA and Mr. Jaffe becoming eligible under the health and medical insurance coverage of a subsequent employer.

In the event that Mr. Jaffe incurs a Qualifying Termination, or his employment terminates by reason of his death or total disability at any time prior to the End Date (whether prior to, upon or during the 24 months following a change in control or in the absence of a change in control), Mr. Jaffe (or his designated beneficiary or his estate, as applicable) will be entitled to receive a pro rata portion of his incentive compensation for the season in which his employment is terminated based on actual results.

Consistent with the Prior Agreement, the Employment Agreement provides that for a period of one year following his death, Mr. Jaffe’s base salary will continue to be paid to his designated beneficiary or his estate and his covered dependents will be eligible to continued health and medical coverage under COBRA at the active employee rate. Consistent with the Prior Agreement, the Employment Agreement further provides that in the event of Mr. Jaffe’s termination by reason of his total disability, he will receive continued payment of his base salary for the longer of the period from the date of termination through the End Date and one year from the date of termination, and he and his covered dependents will receive continued health and medical coverage under COBRA at the active employee rate through the earlier of such period, the period of Mr. Jaffe’s and/or his covered dependents eligibility for COBRA and Mr. Jaffe becoming eligible under the health and medical insurance coverage of a subsequent employer.

The terms “cause”, “good reason”, “change in control” and “total disability” are defined in the Employment Agreement and below. Severance amounts payable under the Employment Agreement, except for amounts payable upon Mr. Jaffe’s death, will be subject to a possible six-month delay pursuant to Section 409A of the Code. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control – David Jaffe.”

The Employment Agreement provides that if Mr. Jaffe receives parachute payments that exceed his threshold amount under Section 280G of the Code, the amount will be cut-back to below the 280G threshold amount unless he would be better off receiving the full amount and paying the excise tax under Section 4999 of the Code. Consistent with the Prior Agreement, the Employment Agreement also contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction.

“Cause” is generally defined in Mr. Jaffe’s Employment Agreement to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our Board, fraud or embezzlement, gross misconduct or gross negligence that has a substantial adverse effect on the Company or its affiliates, an intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in his Employment Agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company).

“Good Reason” is generally defined in Mr. Jaffe’s Employment Agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities; our failure to pay him his compensation or benefits; the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location; or any material breach of any of our obligations under his agreement.

“Change in Control” is generally defined in Mr. Jaffe’s Employment Agreement as: (a) any “person” (as defined in the Exchange Act) becomes the beneficial owner of 30% or more of the outstanding common stock of the Company (excluding a person that is an affiliate of the Company); (b) a change of a majority of the Board after March 5, 2014 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (which includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation of all or substantially all of its assets; (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger, consolidation or other transaction; or (e) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.

“Total Disability” is generally defined in Mr. Jaffe’s Employment Agreement as Mr. Jaffe being physically or mentally incapacitated such that Mr. Jaffe is incapable of performing his material duties under the Employment Agreement for a period of ninety (90) consecutive days or 120 non-consecutive days in any 12 month period. Receipt of disability benefits under the Company’s long-term disability plan or receipt of Social Security disability benefits is conclusive evidence of Total Disability, or, in the absence of receipt of such benefits, a determination of Total Disability by an impartial physician.

Elliot S. Jaffe

Elliot S. Jaffe, in accordance with the terms of an employment agreement, dated May 2, 2002, gave notice of his election to terminate his term as Executive Chairman of the Board effective on July 30, 2006. In an amendment effective July 30, 2006, the terms of the 2002 agreement were amended to provide that Mr. Jaffe will continue to be employed by the Company initially as Chairman of the Board at a reduced salary of $350,000 per year (subject to cost of living increases). The Company may terminate Mr. Jaffe’s employment on at least 90 days’ advance notice at any time after July 30, 2016. The 2006 amendment eliminated a number of Mr. Jaffe’s personal benefits, including his eligibility for a bonus and any change-of-control payment. Under the 2006 amendment, commencing on July 30, 2006, Mr. Jaffe also became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase, as well as health insurance coverage for life similar to the Company’s current health plan. Mr. Jaffe is obligated to provide no more than 24 days per fiscal year of advisory and consultative services to the Company and is subject to non-competition restrictions following his termination of employment. Mr. Jaffe, while he continues to serve as Non-Executive Chairman of the Board, will be entitled to an office and secretarial assistance. All other terms, conditions and covenants of the 2002 agreement remain in full force and effect, including a lump sum payment equal to one-year’s salary based on the salary rate last in effect prior to his termination of employment by reason of death.

EMPLOYMENT LETTERS

Dirk Montgomery

Prior to his resignation from the Company, Mr. Montgomery had an employment letter with the Company that was entered into in 2012, which provided that he was entitled to a base salary of at least $575,000 per year, as well as standard Company benefits.

John Pershing

Mr. Pershing has an employment letter with the Company that was entered into on January 25, 2015, which provides that he is entitled to a base salary of at least $525,000 per year, as well as standard Company benefits.

Robb Giammatteo

Mr. Giammatteo has an employment letter with the Company that was entered into on December 28, 2014, which provides that he is entitled to a base salary of at least $400,000 per year, as well as standard Company benefits.

RETIREMENT AGREEMENTS

Elliot S. Jaffe

Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase.

Mrs. Roslyn S. Jaffe

We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in light of her role as co-founder of the Company and her 44 years of service to the Company at the time of her retirement, with a supplemental retirement benefit, commencing July 30, 2006, of $50,000 per year for life, subject to an annual cost-of-living increase.

Michael W. Rayden

Pursuant to the terms of the Rayden Retirement Agreement, Mr. Rayden remained employed until his retirement on January 24, 2015, as President and CEO of Justice, pursuant to an amended and restated employment agreement entered into with Justice on April 23, 2010. Following his retirement, Mr. Rayden was entitled to receive a lump sum payment in the amount of $9,106,365 (the “Severance Payment”), which amount reflected the value of the cash severance amounts and other termination benefits payable to Mr. Rayden under his amended and restated employment agreement. The Severance Payment was deposited in a rabbi trust account for a period of six months following cessation of employment, after which time Mr. Rayden received the amount held in trust, plus any earnings thereon, plus an amount equal to the positive difference, if any, between $400,000 and such earnings.

The Rayden Retirement Agreement also confirmed Mr. Rayden’s entitlement to the Justice EBITDA Bonus payment and a right to the bonus payment he would have been eligible to receive for the Company’s fall 2015 semi-annual period had his employment not terminated, in each case, as described in this proxy statement.

For the two-year period following his retirement, Mr. Rayden is subject to certain restrictive covenants, including non-competition and non-solicitation restrictive covenants.

Payments to Michael W. Rayden upon Retirement

Mr. Rayden announced his retirement effective January 24, 2015. In accordance with the terms of Mr. Rayden’s retirement agreement the following payments were made six months following his last day of employment in compliance with 409A regulations:

	Lump Sum Payment ($)(1)	Investment Earnings Rabbi Trust ($)(1)	Guaranteed Earnings ($)(1)	Termination EBITDA Bonus ($)(2)	Total ($)
Termination without Cause or Voluntary Termination	9,106,365	1,373	398,627	34,509,600	44,015,965

(1)	Represents a one-time lump sum severance payment that will be deposited in a rabbi trust and will be paid to Mr. Rayden, plus any accrued earnings attributable to investments while held in the rabbi trust ($1,373), plus an amount equal to the difference between any such earnings and $400,000 ($398,627).
(2)	Represents an accelerated payment of Justice EBITDA Bonus based on results through the termination date.

Separation Payments to Gene Wexler Upon Resignation

Mr. Wexler resigned his position effective September 8, 2015. The following separation payments include separation pay equal to his annual salary of $453,200, Company paid COBRA premiums for twelve months, a one-time lump sum amount equal to $92,011, and outplacement fees in the amount of $10,000.

EXECUTIVE SEVERANCE PLAN

We maintain the Executive Severance Plan in order to provide severance benefits to certain selected executive-level employees, which for fiscal 2015 included Messrs. Pershing, Giammatteo, Montgomery, and Wexler. The following summary describes the key provisions of the Executive Severance Plan as they applied or would have applied to Messrs. Pershing, Giammatteo, and Wexler in fiscal 2015 and prior to the amendment and restatement of the Executive Severance Plan on September 23, 2014, as discussed below. Named Executive Officers who are not currently employed with us are not eligible to participate in the plan.

The Executive Severance Plan provides for the following severance benefits for executives with the title of Executive Vice President or above in the event of a termination of employment by the Company without “Cause” (as defined below), other than a termination that constitutes a termination in connection with a Change in Control (as defined below):

•	12 month salary continuation;

•	a pro rata portion of his/her semi-annual bonus based on actual results; and

•	continued health insurance coverage at the active employee rate for a period up to 12 months.

In lieu of the benefits described above, if such executive would have been terminated without Cause or terminated employment for “Good Reason” (as described below) during (1) the 90 day period prior to a Change in Control (such termination, a “Pre-CIC Termination”), or (2) the period commencing on a Change in Control and ending 12 months later (such termination, a “Post-CIC Termination), the executive would have been eligible for the following upon the Change in Control (in the case of a Pre-CIC Termination), or upon the termination date (in the case of a Post-CIC Termination):

•	a lump sum equal to 1.5 times the sum of annual base salary plus target bonus;

•	continued health insurance coverage at the active employee rate for a period of up to 18 months; and

•	in the case of a Post-CIC Termination, full vesting of any unvested equity awards (in the case of a Pre-CIC Termination, a lump sum cash equivalent payment equal to the fair market value of the unvested equity awards that were forfeited upon the termination).

The period commencing 90 days prior to a Change in Control and ending on the 12 month anniversary of a Change in Control is referred to as the “CIC Protection Period.” Pre-CIC Termination and Post-CIC Termination, collectively, are referred to as a “CIC Termination.”

The severance benefits payable under the Severance Plan are subject to: (1) the six month delay to the extent required under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company within a specified time period; (3) the executive’s compliance with certain non-competition and non-solicitation restrictive covenants; and (4) reduction to avoid any excise tax on “parachute payments” if the executive would benefit from such reduction as compared to paying the excise tax. Any benefits payable under the Executive Severance Plan supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between the executive and the Company.

“Cause” as defined in the Executive Severance Plan generally means (1) conviction of a crime (including conviction on a nolo contendere plea) involving the commission of a felony or of a criminal act involving fraud, dishonesty, or moral turpitude; (2) material failure to satisfactorily perform employment duties; (3) fraud or embezzlement; (4) gross misconduct or gross negligence that has a substantial adverse effect on the Company or an affiliate; or (5) intentional and willful act or omission that is materially detrimental to the business or reputation of the Company or an affiliate.

“Change in Control” as defined in the Executive Severance Plan generally means: (1) any person becomes a beneficial owner during the twelve (12) month period ending on the date of the most recent acquisition by such person of 30% or more of the total voting power of the outstanding stock of the Company, excluding affiliates of the Company; (2) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director other than a director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (3) all or substantially all assets of the Company were disposed of pursuant to a merger, consolidation or other transaction; or (4) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.

“Good Reason” as defined in the Executive Severance Plan generally means: (1) any material diminution of responsibilities, duties or authority; (2) any reduction in base salary and/or benefits, other than a reduction that is uniformly applied to similar situated employees; (3) relocation of the executive’s principal place of work outside of a thirty (30) mile radius of the then current location; or (4) the failure of any successor to the Company to assume the Executive Severance Plan.

On September 23, 2014 (the “Restatement Date”), the Compensation Committee adopted an amendment and restatement (the “Restatement”) of the Executive Severance Plan that provides for the following amendments to the Executive Severance Plan (as described above):

•	Severance payments upon certain terminations of employment occurring in connection with a CIC Termination will be determined based solely on the executive’s annual base salary; except that if an executive who is a participant in the Executive Severance Plan on the Restatement Date incurs a CIC Termination prior to the one-year anniversary of the Restatement Date, the severance payment will be the greater of the sum of (i) the executive’s severance amount under the Executive Severance Plan prior to the Restatement and (ii) the executive’s base salary plus the pro-rata semi-annual bonus described below;

•	Upon a CIC Termination, an executive will be eligible to receive a pro rata portion of the executive’s semi-annual bonus based on actual results;

•	Upon any eligible termination (whether prior to or in connection with a Change in Control), the Company will pay the full cost for continued health coverage during the applicable covered continuation period; and

•	Upon any eligible CIC Termination, the Company will provide the executive outplacement benefits in an amount not to exceed $10,000.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2015

After satisfying a waiting period, our NEOs are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified defined contribution plan. The Executive Retirement Plan allows our executives to defer a maximum of 95% of their base salary and any bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2015, our NEOs who were eligible for participation received a Company matching contribution of 100% on the first 1% of up to $265,000 of total compensation deferred, and Company matching contribution of 100% of the first 5% of compensation over $265,000 deferred. Employees are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company. All Company matching contributions held and received by the participant are vested after five years of service with the Company.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. There are 28 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participants.

The following table shows the executive and Company contributions, earnings and account balances for the NEOs.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate (Loss) Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
David Jaffe	50,000	19,230	1,782,891		18,636,352
Elliot S. Jaffe	41,372	7,925	367,051		6,508,482
John Pershing	46,427	21,846	121		202,960
Robb Giammatteo	31,184	6,734	2,853		62,668
Kevin Trolaro	10,654	4,500	(135)		39,849
Michael W. Rayden	31,500	21,920	(2,563)	(114,635)	0
Dirk Montgomery	5,694	5,694	0	(23,917)	0
Gene Wexler	29,965	14,166	9,738		480,994

(1)	All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan and are included as compensation in the Summary Compensation Table under “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation.”

(2)	All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.
(3)	These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide interest above the market rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below describe and estimate additional compensation and benefits that our NEOs would have become entitled to pursuant to their employment agreements, employment letters and other arrangements between the Company and the executive upon a termination of their employment in certain circumstances or in the event of a Change in Control, in each case assuming such event had occurred on July 25, 2015. Where applicable, the amounts payable assume a $12.56 fair value of our common stock (the closing price on July 24, 2015, the last business day prior to fiscal year end). We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through July 25, 2015 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our retirement plan that are generally available to all of our salaried employees. In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the NEO for fiscal 2015, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined.

In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a Change in Control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2015 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.

Payments and Benefits for Mr. David Jaffe

	Base Salary ($)		Bonus ($)		Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	2,000,000	(1)	0	(4)	35,709	(7)	1,946,800	3,982,509
Termination without Cause or for Good Reason Upon or Following a Change in Control	2,000,000	(2)	0	(4)(5)	35,709	(7)	1,946,800	3,982,509
Change in Control – No Termination	0		0		0		1,946,800	1,946,800
Death	1,000,000	(3)	0	(4)(5)	23,806	(8)	1,946,800	2,970,606
Total Disability	2,000,000	(1)	0	(4)(5)	35,709	(7)	1,946,800	3,982,509
Termination for Cause or without Good Reason Prior to a Change in Control	0		0		0		0	0

(1)	Represents an amount equal to 2 times his base salary.
(2)	Represents an amount equal to 2 times his base salary.
(3)	Represents an amount equal to his base salary.
(4)	Represents an amount equal to a pro rata bonus based on actual results and the number of days employed during the applicable season.
(5)	Represents an amount equal to the aggregate incentive compensation paid for the two most recently completed seasons prior to the date of termination.
(6)	Represent the fair market value of our Common Stock on July 25, 2015, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.
(7)	Represents our payment for the cost of continuation health coverage for his family for 18 months following his termination.
(8)	Represents our payment for the cost of continuation health coverage for his family for 12 months following his termination.

Payments and Benefits for Mr. Elliot S. Jaffe

	Base Salary ($)		Acceleration of Equity Awards ($)(2)	Total ($)
Termination without Cause or for Good Reason	0		125,600	125,600
Termination For Cause or without Good Reason	0		125,600	125,600
Change in Control – No Termination	0		125,600	125,600
Death	413,722	(1)	125,600	539,322
Disability	0		125,600	125,600

(1)	Represents an amount equal to his base salary.
(2)	Represents the fair market value of our Common Stock on July 25, 2015, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. John Pershing

	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason
Prior to a Change in Control	525,000	(1)	98,438	15,738	(4)	904,320	1,543,496
Voluntary Termination Upon or Following a Change in Control	1,181,250	(2)	98,438	23,607	(5)	904,320	2,207,615
Change in Control – No Termination	0		0	0		904,320	904,320
Death or Disability	0		0	0		904,320	904,320
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.
(2)	Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2015 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2015 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.
(6)	Represents the fair market value of our common stock on July 25, 2015, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Robb Giammatteo

	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason
Prior to a Change in Control	400,000	(1)	0	23,806	(4)	210,380	634,186
Voluntary Termination Upon or Following a Change in Control	840,000	(2)	0	35,709	(5)	210,380	1,086,089
Change in Control – No Termination	0		0	0		210,380	210,380
Death or Disability	0		0	0		210,380	210,380
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.
(2)	Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2015 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2015 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.
(6)	Represents the fair market value of our common stock on July 25, 2015, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Kevin Trolaro

	Base Salary ($)	Bonus ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(1)	Total ($)
Termination without Cause or for Good Reason
Prior to a Change in Control				0	0
Voluntary Termination Upon or Following a Change in Control				50,253	50,253
Change in Control – No Termination				50,253	50,253
Death or Disability				0	0
Termination for Cause				0	0

(1)	Represents the fair market value of our common stock on July 25, 2015, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Michael Rayden

	Lump Sum Payment ($)		Investment Earnings Rabbi Trust		Guaranteed Earnings		Termination EBITDA Bonus ($)		Total ($)
Termination without Cause or Voluntary Termination	9,106,365	(1)	$1,373	(1)	$398,627	(1)	34,509,600	(2)	$44,015,965

(1)	Represents a one-time lump sum severance payment that was deposited in a rabbi trust and subsequently paid to Mr. Rayden, plus any accrued earnings attributable to investments while held in the rabbi trust ($1,373), plus an amount equal to the difference between any such earnings and $400,000.
(2)	Represents an accelerated payment of Justice EBITDA Bonus based on results through the termination date.

Mr. Rayden was also entitled to receive a golden parachute (Code Section 280G) excise tax gross-up and a Code Section 409A tax gross-up as a result of the preservation of his previous entitlements under his prior arrangements with Justice. Based on the Company’s estimates, however, he would not have been subject to an excise tax payment under Code Section 280G or an additional tax under Code Section 409A in the event of a Change in Control or termination of employment occurring on July 26, 2014.

On October 20, 2014, the Company, Justice and Mr. Rayden entered into the Rayden Retirement Agreement pursuant to which Mr. Rayden retired on January 24, 2015. Under the Rayden Retirement Agreement, in addition to the amounts reflected above payable upon a “Termination without Cause or Voluntary Termination,”

Mr. Rayden was also entitled to receive a payment equal to the bonus payment he would have been eligible to receive for the Company’s fall 2015 semi-annual period if he had remained employed on the date that such payments are otherwise paid.

Payment and Benefits for Mr. Dirk Montgomery

Mr. Montgomery resigned from the Company effective August 29, 2014 and received no severance payments or benefits.

Payments and Benefits for Mr. Gene Wexler

	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason
Prior to a Change in Control	440,000	(1)	0	21,768	(4)	62,800	524,568
Voluntary Termination Upon or Following a Change in Control	924,000	(2)	0	32,652	(5)	62,800	1,019,452
Change in Control – No Termination	0		0	0		62,800	62,800
Death or Disability	0		0	0		62,800	62,800
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.
(2)	Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2015 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2015 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.
(6)	Represents the fair market value of our common stock on July 25, 2015, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Mr. Wexler resigned as the Company’s Senior Vice President and General Counsel effective September 8, 2015.

Acceleration of Equity Awards

As discussed in the Compensation Discussion and Analysis under the headings “Non-Qualified Stock Options, RSUs and PSUs under the Company’s Stock Incentive Plan” and “Long-Term Incentive Plans”, eligible employees, including our NEOs, may be awarded PSUs, non-qualified stock options, shares of restricted stock or RSUs that vest over a specified period of years that vary based on the type and timing of the award (unless, in the case of restricted stock and RSUs, the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”). Prior to its amendment and restatement effective December 17, 2010, the Stock Incentive Plan and relevant award agreements, however, provided for accelerated vesting of certain equity awards following a Change in Control of the Company or upon certain termination events, as described below. To reflect corporate governance best practices, the provisions relating to a change of control of the Company were modified pursuant to the amendment and restatement of the Stock Incentive Plan for awards granted on or after December 17, 2010, as set forth below.

Change in Control Provisions under the Stock Incentive Plan

Effective with respect to grants made under the Stock Incentive Plan on or after December 17, 2010, unless otherwise determined at grant, such awards will not automatically vest upon a Change in Control (i.e., a “single trigger”), but will vest upon an involuntary termination without Cause that occurs within 2 years following a Change in Control (i.e., upon a “double trigger”). Unless otherwise determined at grant, awards granted under the Stock Incentive Plan prior to December 17, 2010 will automatically vest upon a single trigger.

“Change in Control” is defined in the Stock Incentive Plan as:

•	any person or group acquires 30% or more of the Company’s voting securities;

•	a change in a majority of the members of the Board over any two-year (or, for any payment pursuant to an award that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (such an award a “409A Award”), one year) period unless the new directors’ election to the Board was approved by at least two-thirds (or, for any payment pursuant to a 409A Award, a majority) of the existing directors (referred to as a “change in Board composition”);

•	a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent greater than 50% of the voting securities of the company or surviving entity outstanding immediately after such merger;

•	approval by the stockholders of a plan of liquidation of the Company (this will not apply with respect to any payment pursuant to a 409A Award); or

•	a sale of all or substantially all of the Company’s assets other than a sale to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or, for awards granted prior to March 3, 2010, approval of the stockholders of such sale) (referred to as an “asset sale”).

For awards granted under the Stock Incentive Plan prior to December 17, 2010, “Change in Control” also includes the following events:

•	none of Messrs. Elliot S. Jaffe or David Jaffe, Ms. Roslyn Jaffe, or any of their direct lineal descendants (referred to as the “Jaffe family”), is a member of the Board; or

•	the Jaffe family owns less than 5% of the voting securities of the Company.

Special Provisions Related to Option Awards Granted Prior to December 17, 2010

If prior to the occurrence of a Change in Control, the Compensation Committee reasonably determines, in good faith that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Stock Incentive Plan prior to December 17, 2010 generally will not be subject to accelerated vesting upon a Change in Control.

If the stock options granted under the Stock Incentive Plan are accelerated upon a Change in Control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the Change in Control, or (ii) the highest fair market value per share of common stock at any time during the 60 day period preceding the Change in Control.

Special Provisions Related to LTIP Awards

Restricted stock awards granted under any completed LTIP cycle would immediately vest in the event that a Change in Control occurs or the recipient’s employment is terminated due to death or disability.

Special Provisions Related to Annual or Special Awards

Unless otherwise determined by the Compensation Committee at the time of grant, annual or special awards of restricted stock that have not yet vested would vest immediately upon the participant’s death, disability, achievement of the Total Years Test or a termination of the participant’s employment without Cause that occurs within 24 months following a Change in Control. In addition, unless otherwise determined by the Compensation Committee at the time of grant, any portion of an award of RSUs that had not yet vested would vest immediately upon the occurrence of the participant’s death, disability, or termination on or after achievement of the Total Years Test or a Change in Control; except that, if a recipient makes a deferral election with respect to an RSU award, the foregoing accelerated vesting provisions will not apply to such award if the recipient’s termination occurs on or before the 13th month following the grant date due to achievement of the Total Years Test.

PROPOSAL TWO – RESOLUTION ON EXECUTIVE COMPENSATION

Summary of the Advisory Resolution

The Company seeks your advisory vote on the compensation programs of our NEOs for fiscal 2015 pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related SEC rules promulgated thereunder) (commonly referred to as “Say-on-Pay”). The Company asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement on pages 19-33.

Our compensation program for executives including our NEOs is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.

At our 2014 Annual Meeting of Stockholders we asked our stockholders to vote to approve, on an advisory basis, the 2014 compensation paid to our NEOs. Our stockholders overwhelmingly approved our NEO compensation, with over 95% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2015, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation Committee continued our general approach to executive compensation for 2015. We believe our programs were effectively designed and were working well for the fiscal year.

The Company has in the past sought and received stockholder approval for certain of the incentive plans that we use to motivate, retain and reward our executives. Those incentive plans include the 2010 Stock Incentive Plan, for which our stockholders approved an amendment and restatement at our 2012 annual meeting, and the 162(m) Executive Bonus Plan, which the stockholders last approved in 2013. These stockholder approved plans make up a majority of the pay that the Company provides to our NEOs. At our 2015 Annual Meeting of Stockholders, we will be submitting a proposal to our stockholders seeking approval of an amendment and restatement of the 2010 Stock Incentive Plan. A summary of the proposal is contained in Proposal Three of this Proxy Statement on pages 57-66.

A significant portion of NEO compensation is “at risk” so that if the value we deliver to our stockholders declines, so does the compensation we deliver to our NEOs.

•	We set our performance goals for the cash incentive bonus at the beginning of each of the fall and spring seasons and for our equity long-term incentive programs at the beginning of each 3-year performance period so that in each case achievement of the goals is both uncertain and objective.

•	We monitor and compare the total direct compensation programs and pay levels of executives at peer companies so that our total direct compensation programs are competitive and within the range of market practices by our peers.

•	We conducted a risk assessment of our compensation programs and found that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.

•	Officers and directors are not permitted to hedge their economic exposures with respect to Company stock.

•	We do not provide significant perquisites or personal benefits to NEOs.

The Compensation Committee regularly reviews elements of our compensation practices and policies, making changes designed to protect our stockholders’ interests and to reflect certain corporate governance best practices where warranted.

In fiscal 2015, our executive team, headed by our NEOs, in addition to managing approximately 3,900 specialty retail stores selling apparel for women and tween girls under five retail brands, managed the continuing efforts to integrate the Charming Shoppes businesses acquired in June 2012, and undertook and completed a number of strategic initiatives to create synergies among the Company’s brands in areas such as the operation and transformation of distribution and fulfillment centers, development of product design and sourcing, implementations of building projects and enhancements to our information technology systems. We undertook these strategic initiatives and continued investment in the Company despite fiscal 2015 being a challenging year for the Company in a difficult macroeconomic climate and highly competitive retail environment.

The Company believes that the compensation paid to its NEOs for fiscal 2015 is appropriate and in line with the Company’s goals of creating long term sustainable and profitable growth and aligning the interests of our NEOs with the interests of our stockholders.

While this advisory vote is not binding on the Board, the Compensation Committee or the Company, we will carefully consider the stockholder vote when making future compensation decisions for our NEOs.

Accordingly, the Board recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2015, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL THREE – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

COMPANY’S 2010 STOCK INCENTIVE PLAN, AS AMENDED

Introduction

Our stockholders are being asked to approve an amendment and restatement of the Company’s 2010 Stock Incentive Plan, as previously amended and restated and approved by stockholders in 2012 and as subsequently amended (referred to below as the “Stock Incentive Plan”). The Stock Incentive Plan as amended and restated is referred to below as the “Amended Plan.” On November 2, 2015, the Board unanimously approved the Amended Plan, subject to, and to be effective upon, stockholder approval at the Annual Meeting (the date of such approval is referred to below as the “restatement date”). If the Amended Plan is approved by our stockholders at the Annual Meeting, the Amended Plan will be renamed the “2016 Omnibus Incentive Plan.” The Amended Plan generally incorporates the provisions of the Stock Incentive Plan as currently in effect and includes the following key modifications, effective upon the restatement date:

•	Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 19,500,000 shares for a total share reserve of 70,500,000 shares under the Amended Plan. As of October 23, 2015, 2,850,264 shares remain available for future issuance under the Stock Incentive Plan. The remaining share reserve reflects the number of shares remaining after the grant of annual awards to our employees in September and October 2015 (the size of which increased over prior fiscal years due primarily to the increase of our employee population as a result of the acquisition of Ann, Inc. and the otherwise increasing size and complexity of our Company due to our continued growth). The remaining shares will not be sufficient for long-term incentives expected to be awarded in fiscal 2016 and future years. The Board believes that it is important that a significant portion of the compensation for our key employees, consultants, officers and directors consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

•

Authority to Grant Performance-Based Cash Incentive Awards. The Amended Plan will provide the plan administrator the authority to grant performance-based cash incentive awards. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our deductibility of annual compensation exceeding $1 million paid to our chief executive officer and our three other highest compensated officers (other than the chief financial officer). This deduction limitation, however, does not apply to “performance-based compensation.” In general, incentive compensation qualifies for the “performance-based compensation” exemption from Section 162(m) if such compensation is paid pursuant to a plan which, among other things, contains specific performance criteria and individual award limitations that are approved by the corporation’s stockholders. In this regard, the Board believes it is in the best interests of the Company and its stockholders to enable us to structure future cash awards that will be fully deductible under the Code. If the Amended Plan is approved by our stockholders, it will replace our Amended and Restated Executive 162(m) Bonus Plan (“162(m) Plan”) under which we currently grant performance-based cash awards intended to qualify for the “performance-based compensation” exemption. However, the 162(m) Plan only allows the Company to grant performance-based awards with a performance period equal to one-year or less and provides for a $10,000,000 annual limitation on the amount that may be earned by any participant. If the Amended Plan is approved, it will allow the Company to grant performance-based awards having single-year and multi-year performance periods. For a performance period that is equal to 12 months or less, the Amended Plan will provide that the aggregate amount of performance-based compensation to be paid to any one participant in respect of any 12-month period will not exceed $10,000,000 (as may be adjusted proportionately for a performance period that is shorter than 12 months). For a performance period that is longer than 12 months but not longer than 36 months, the Amended Plan will provide that the aggregate amount of performance-based compensation to be paid to any one participant in respect of any 36-month period will not exceed $20,000,000 (as may be adjusted proportionately for any performance period that is shorter than 36 months). If the Amended Plan is not approved, our 162(m) Plan will remain in effect.

•	Term Extension. We extended the term of the Amended Plan until the tenth anniversary of the date the plan was adopted by the Board (currently, the 2010 Stock Incentive Plan is scheduled to expire on September 19, 2022).

By approving the Amended Plan, our stockholders will also be re-approving the Section 162(m) performance goals so that certain incentive awards granted under the Amended Plan to executive officers of the Company may continue to qualify as exempt performance-based compensation under Section 162(m) of the Code. This includes the re-approval of the business criteria upon which performance-based awards may be granted as set forth below under “Performance Goals.” Accordingly, we will be able to continue to grant performance-based stock-based awards under the Amended Plan for another five years that will qualify as “performance-based” compensation under Section 162(m) of the Code, as well as grant performance-based cash incentive awards. As discussed above, awards which so qualify will not be subject to the $1,000,000 per person limitation on the income tax deductibility of compensation paid to our executive officers that would otherwise be imposed under Section 162(m) of the Code. If stockholders do not approve the Code Section 162(m) performance goals at the Annual Meeting, then awards granted under the Stock Incentive Plan after the first stockholder’s meeting occurring in 2017 will not qualify as exempt performance-based compensation under Section 162(m) of the Code (unless such approval is obtained or stockholders approve other designated performance criteria at or prior to the first stockholders’ meeting occurring in 2017). Notwithstanding the foregoing, awards of stock options will continue to qualify as exempt performance-based compensation under Section 162(m) of the Code even if the stockholders do not approve the 162(m) performance goals at or prior to the first stockholders’ meeting in 2017.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Amended Plan, effective upon and subject to stockholder approval of the Amended Plan, as soon as practicable following such stockholders’ approval of the Amended Plan.

The Stock Incentive Plan includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing of Under-water Options. The terms of the Stock Incentive Plan do not allow for the repricing of “under-water” stock options, including the cancellation and reissuance of new options in exchange for stock options whose strike price is above the then-current fair value of the Company’s stock.

•	No Cash Buyout without Stockholder Approval. No cash buyouts of outstanding stock options are permitted under the Stock Incentive Plan where the option strike price exceeds the then-current fair value of the Company’s stock.

•	No Automatic Vesting on a Change in Control. The terms of the Stock Incentive Plan do not allow for automatic vesting on a change in control for awards granted on or after December 17, 2010.

•	No Share Recycling for Net Exercises or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the Stock Incentive Plan.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Stock Incentive Plan are automatically replenished.

•	No Automatic Grants. The Stock Incentive Plan does not provide for automatic grants to any participant.

The text of the Amended Plan is set forth in Annex A to this proxy statement, and the description set forth herein is qualified in its entirety by reference to the text thereof. If approved by stockholders, the Amended Plan will become effective as of December 10, 2015. If we do not obtain requisite stockholder approval of the Amended Plan, the Stock Incentive Plan as currently in effect (without giving effect to the proposed amendments under the Amended Plan) will remain in effect.

Securities Authorized for Issuance under Equity Compensation Plans

The following tables provide information about shares of our common stock that may be issued upon the exercise of awards under all of our existing equity compensation plans as of July 25, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)[1]
Equity compensation plans approved by Company stockholders	14,103,932	14.13	8,329,838
Equity compensation plans not approved by Company stockholders	—	—	—
Total	14,103,932	14.13	8,329,838

(1)	All of the securities remaining available for future issuance set forth in column (c) may be in the form of options, restricted stock, restricted stock units, performance awards or other stock-based awards under the plan.

Summary of the 2010 Stock Incentive Plan (as amended and restated pursuant to the Amended Plan subject to stockholder approval)

The following description of the Stock Incentive Plan, as amended and restated pursuant to the Amended Plan, is only a summary and is qualified in its entirety by reference to the Amended Plan, to be renamed the “Amended and Restated 2016 Omnibus Incentive Plan,” a copy of which is included in this proxy statement as Annex A .

General

The Stock Incentive Plan provides that all employees, consultants and non-employee directors of the Company or its affiliates may be granted the following types of awards: options to acquire shares of the Company’s common stock; shares of restricted stock; other stock-based awards; or performance-based cash awards. Eligibility for awards under the Stock Incentive Plan is determined by the Compensation Committee, in its sole discretion.

The purpose of the Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible participants awards, thereby linking stockholder and eligible participants’ interests and creating a means to raise the level of stock ownership by such individuals. The awards are intended to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. Our Board believes that awards provide performance incentives to eligible participants to the benefit of the Company and its stockholders.

Available Shares

The total number of shares of common stock that may be subject to awards under the Stock Incentive Plan will not exceed 70,500,000 shares. Such number of shares is subject to adjustment by the Compensation Committee in the event of a recapitalization, stock split, stock dividend or similar corporate transaction. Such shares may be either authorized or unissued shares or shares held in treasury. The closing market price of a share of our common stock reported on the NASDAQ Global Stock Market on October 23, 2015 was $12.50 per share.

Any shares of restricted stock or other stock-based awards that are not based solely on stock appreciation following the grant date above the fair market value of the common stock on the date of grant (referred to by us as “full share awards”) are counted against this limit as 2.3 shares for every share granted. In general, if options or any other stock-based awards that are not full share awards are canceled for any reason, or expire or terminate unexpired, the shares covered by such awards again become available for grant. If a share of restricted stock or another stock-based award that is a full share award is forfeited for any reason, 2.3 shares will again become available for grant.

The number of shares of common stock available for awards under the Stock Incentive Plan will be reduced by the total number of exercisable awards exercised (regardless of whether the shares of common stock underlying such awards are not actually issued as the result of net settlement), and any shares of common stock used to pay any exercise price or tax withholding obligation with respect to any award. In addition, the Company may not use the cash proceeds it receives from the exercise of an exercisable award to repurchase shares of common stock on the open market for reuse under the Stock Incentive Plan.

Administration

The Stock Incentive Plan is administered by a committee (referred to as the “plan committee”), which with regard to employees and consultants is comprised of not less than two individuals appointed by our Board, each of whom is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) and at least two of whom are “non-employee directors” to the extent required by Rule 16b-3 of the Exchange Act and “outside directors” to the extent required by Code Section 162(m). The Compensation Committee, which meets these requirements, currently serves as the plan committee with regard to employees and consultants. The current members of the Compensation Committee are John Usdan, Randy L. Pearce, and Kate Buggeln. Our Board serves as the plan committee with respect to the application of the Stock Incentive Plan to non-employee directors. The plan committee may make such rules and regulations and establish such procedures for the administration of the Stock Incentive Plan as it deems advisable.

A member of the Compensation Committee who does not meet the “non-employee director” standard within the meaning of Rule 16b-3 of the Exchange Act or the “outside director” standard within the meaning of Code Section 162(m) is required to abstain from the actions of the Compensation Committee, as the Compensation Committee may determine, in order to comply with Rule 16b-3 of the Exchange Act and/or Code Section 162(m), as applicable. The Compensation Committee may also establish a subcommittee of the Compensation Committee that is intended to qualify as a committee consisting solely of two or more “non-employee directors” and/or “outside directors,” and may delegate to such subcommittee all approvals, certifications and administrative and other determinations with respect to compensation intended to be exempt under Rule 16b-3 of the Exchange Act and/or to qualify as “performance-based compensation” under Code Section 162(m).

Eligibility

The plan committee may grant awards under the Stock Incentive Plan to eligible participants, including employees, certain prospective employees, consultants and non-employee directors. The Company estimates that as of October 23, 2015, there are approximately 4,707 eligible employees, no consultants and five non-employee directors who are eligible to participate in the Stock Incentive Plan.

Individual Award Limits

The plan committee has the discretion, in accordance with the provisions of the Stock Incentive Plan, to determine the terms of the award, to whom an award is granted and the number of shares of stock, subject to a maximum grant to an eligible participant in any calendar year of 800,000 option shares and 800,000 shares of restricted stock and other stock-based awards that are intended to be “performance based” compensation under Code Section 162(m) (subject to customary adjustments as provided in the Stock Incentive Plan), with any unused portion of the limitation available to be carried forward. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all performance-based cash awards is described above.

Awards under the Stock Incentive Plan

Stock Options. An option granted under the Stock Incentive Plan may be an incentive stock option (an “ISO”) (which may be made solely to an eligible employee of the Company, its subsidiaries or its parent (if any)) or a non-qualified stock option (a “Non-ISO”) (which may be made to any participant), as determined at the time of grant. In certain circumstances, the grant of Non-ISOs, as opposed to ISOs, can result in federal income tax advantages to the Company, as described below.

The exercise price for options may not be less than the fair market value of the stock on the date of the grant of the options. The Stock Incentive Plan provides that optionees may pay the exercise price: in cash; by delivery to the Company of shares of the Company’s common stock owned by the participant; solely to the extent permitted by law and authorized by the plan committee, through the delivery of irrevocable instructions to a broker reasonably acceptable to the plan committee to promptly deliver to us an amount equal to the purchase price; on such other terms and conditions as may be acceptable to the plan committee (which may include a reduction in the number of shares of stock issuable upon exercise); or any combination of the foregoing.

An option may not be exercised later than the date specified by the plan committee, which was a maximum of 10 years from the date of the grant for options granted prior to December 11, 2012 and a maximum of 7 years from the date of the grant for options granted on and after December 11, 2012 (five years from the date of the grant in the case of an ISO granted to any employee that owns 10% or more of the total combined voting power of all classes of stock of the Company, its subsidiaries or its parent). Unless otherwise specified in an award agreement, an option may be exercised only during the participant’s employment, consultancy or directorship or within one month after termination; provided, however, if such termination occurs as a result of (a) death or total and permanent disability or (b) retirement at age 60 or 65 (depending on the participant’s number of years of service), then such one-month period is extended to six months or three months, respectively. Notwithstanding the foregoing, in the event of a termination of employment for Cause (as defined in the Stock Incentive Plan) or a voluntary termination within 90 days after the occurrence of an event which would be grounds for a termination for Cause, any stock option held by the participant at the time of occurrence of the event which would be grounds for a termination for Cause, will immediately terminate and expire.

Options granted on or after September 21, 2011 are subject to a minimum three-year vesting schedule, except that unvested options may become vested earlier than under the three-year schedule upon a participant’s death, disability, retirement, or termination (as more particularly described in the Stock Incentive Plan) or upon a Change in Control, in each case, to the extent provided by the plan committee. Awards with respect to up to 5% of the total number of shares reserved for awards under the Stock Incentive Plan (referred to as the allowable basket) may be granted to any participant without regard to any limit on accelerated vesting.

Restricted Stock. The plan committee may award “restricted” shares of the Company’s common stock, which are grants of common stock that are subject to risk of forfeiture or other restrictions.

Upon the award of restricted stock, the participant generally has the rights of a stockholder with respect to the right to receive dividends and the right to vote the shares. Unless the plan committee specifies otherwise at the time of the award, the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Participants who receive restricted stock are required to enter into a restricted stock agreement with the Company, which sets forth the restrictions to which the shares are subject, including, as applicable, the date or dates on which such restrictions will lapse or any performance criteria to be met for such restrictions to lapse. Awards of restricted stock may or may not be performance based.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the plan committee will establish for each participant the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain, including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Code Section 162(m). Unless otherwise determined by the plan committee on the date of grant, upon a participant’s termination all unvested restricted stock will be forfeited.

Subject to the allowable basket, shares of restricted stock granted on or after September 21, 2011 are subject to a minimum two-year vesting schedule, except that unvested shares may become vested earlier than under the two-year schedule upon a participant’s death, disability, retirement, or termination (as more particularly described in the Stock Incentive Plan) or upon a Change in Control, in each case, to the extent provided by the plan committee.

Other Stock-Based Awards. The plan committee may, subject to applicable legal limits, make a grant of other stock-based awards. The plan committee determines the terms and conditions of any such other stock-based awards, which may include the achievement of certain minimum performance criteria for purposes of compliance with Code Section 162(m) and/or a minimum vesting period. The performance goals for performance-based other stock-based awards may be based on the attainment of performance goals which may include performance goals that are intended to comply with the performance-based compensation exception under Code Section 162(m). The exercise price for any exercisable other stock-based award that is not a full share award may not be less than the fair market value of the common stock on the date of grant and such award may not be exercised later than the date specified by the plan committee, which will be a maximum of 7 years from the date of grant.

Subject to the allowable basket, other stock-based awards consisting of restricted stock units granted on or after September 21, 2011 are subject to a minimum two-year vesting schedule, except that unvested awards may become vested earlier than under the two-year schedule upon a participant’s death, disability, retirement, or termination (as more particularly described in the Stock Incentive Plan) or upon a Change in Control, in each case, to the extent provided by the plan committee.

Performance-Based Cash Awards. The plan committee may grant performance-based cash awards, which are awards denominated and settled in cash. Performance-based cash awards that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will vest based on attainment of specified performance goals established by the compensation committee. In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described below relative to the performance of other corporations. To the extent permitted under the Code Section 162(m) and subject to any required stockholder approval, the Compensation Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

Performance Goals

As noted above, performance-based awards granted under the Stock Incentive Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will be granted or vest based on attainment of specified performance goals established by the plan committee. These awards will be made in the form of a restricted stock award, other stock-based award or performance-based cash award. The performance goals relating to such awards will be based on one or more of the following criteria selected by the plan committee:

•	enterprise value or value creation targets;

•	after-tax or pre-tax profits;

•	operational cash flow;

•	reduction of, or limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company;

•	earnings per share or earnings per share from continuing operations;

•	net sales, comparable store sales, revenues, operating income, net income or earnings before income tax or other exclusions;

•	return on capital employed or return on investment (including, without limitation, return on invested capital or return on committed capital);

•	after-tax or pre-tax return on shareholder equity;

•	market share;

•	the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•	limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

•	economic value added targets based on a cash flow return on investment formula.

In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), the plan committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the business criteria above. Unless otherwise determined by the plan committee at grant, such performance goals will disregard all items of gain, loss or expense related to certain events and circumstances, such as changes in accounting methods and corporate transactions (including dispositions and acquisitions).

Change in Control

Unless otherwise determined by the plan committee at grant, in the event of a Change in Control (as defined in the Stock Incentive Plan, which definition can be found on page 57 of this proxy statement):

•	Awards granted prior to December 17, 2010 will vest upon a Change in Control. However, unless the plan committee provides otherwise at the time an exercisable award is granted, no acceleration of exercisability will occur with respect to such exercisable award if the plan committee reasonably determines in good faith, prior to the occurrence of such transaction, that the exercisable award will be honored or assumed, or new rights substituted.

•

Awards granted on or after December 17, 2010 will not vest upon a Change in Control unless the plan committee provides otherwise. In addition, in the discretion of the plan committee, such awards may be assumed and continued or substituted in accordance with applicable law, purchased by us for an amount equal to the excess over the exercise price of such award of the higher of the highest price of the common stock paid in a Change in Control or the highest fair market value per share of the common stock at any time during the 60 day period preceding the Change in Control (in either case, such purchase price not to exceed the fair market value of the common stock at the time of purchase), or cancelled if the price of the common stock paid in a Change in Control is less than the exercise price of the award. The plan committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

•	Notwithstanding the prior bullet, awards granted on or after December 17, 2010 will vest upon a participant’s involuntary termination without Cause that occurs within 2 years following a Change in Control.

In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s common stock or assets, the plan committee may elect to terminate all outstanding exercisable awards granted under the Stock Incentive Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant shall have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability), contingent on the consummation of such transaction.

Miscellaneous

Awards granted under the Stock Incentive Plan generally are not transferable, except that the plan committee may, in its sole discretion and subject to certain limitations, permit the transfer of Non-ISOs at the time of grant or thereafter to certain “family members” of the participant.

No awards may be granted under the Stock Incentive Plan after the tenth anniversary of the date the Plan was adopted by the Board. Awards granted prior to such date, however, may extend beyond such date and the provisions of the Stock Incentive Plan will continue to apply thereto.

Our Board may from time to time amend, suspend or terminate the Stock Incentive Plan except that the rights of a participant with respect to an award granted prior to such amendment, suspension or termination may not be impaired without the participant’s consent and, without stockholder approval, no amendment may be made which increases the aggregate number of shares that may be issued under the Stock Incentive Plan, increases the maximum individual limitations, changes the classification of individuals eligible to receive awards, extends the maximum option, amends the Stock Incentive Plan or an outstanding award to reduce the exercise price of an exercisable award or cancel out-of-the-money outstanding exercisable awards in exchange for cash, other awards or exercisable awards with an exercise price that is less than the exercise price of the original exercisable award or otherwise requires stockholder approval. Our Board may amend the Stock Incentive Plan or any award agreement at any time without a participant’s consent to comply with applicable law, including Code Section 409A.

United States Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to stock options granted under the Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. The discussion is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.

Incentive Stock Options. The grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.

The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or certain affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares, unless such disposition occurs prior to the expiration of the holding period described above.

In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Code Sections 162(m) and 280G (as described below), the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

Non-Qualified Stock Options. In general, an optionee will realize no taxable income upon the grant of a Non-ISO and the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a Non-ISO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short- term or long-term capital gain or loss depending upon his or her holding period for the stock. Subject to the limitations under Code Sections 162(m) and 280G, the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Section 16(b). Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability with regard to both ISOs and Non-ISOs as a result of special tax rules regarding the income tax consequences concerning their stock options.

Code Section 162(m). In general, Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000, subject to certain exceptions. “Covered employees” are a company’s chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders in its proxy statement under the Exchange Act, other than the chief financial officer. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established objective performance goals established by a compensation committee that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $l,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any participant during a specified period of the plan under which the options are granted, is approved by stockholders and is administered by a committee comprised of outside directors. Subject to stockholder approval of the Section 162(m) performance goals under the Stock Incentive Plan, it is intended that certain awards under the Stock Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

Parachute Payments. In the event that the payment or vesting of any award under the Stock Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Stock Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.

New Plan Benefits

The benefits that will be awarded or paid under the Amended Plan are not currently determinable. Awards granted under the Amended Plan are within the discretion of the Board or compensation committee, and neither the Board or compensation committee has determined future awards or who might receive them.

Vote Required

This proposed amendment and restatement of the Stock Incentive Plan will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition of the proposal.

Recommendation:

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE

AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2010 STOCK INCENTIVE PLAN.

PROPOSAL FOUR – RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) to provide audit services to us and our subsidiaries for the fiscal year ending July 30, 2016. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of Deloitte & Touche will attend the Annual Meeting to make any statements he or she may desire to make and to respond to appropriate stockholder questions.

Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Assuming a quorum is present, the appointment of Deloitte & Touche as our Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2016 will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by proxy at the Annual Meeting. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR

ENDING JULY 30, 2016.

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche as auditors with respect to the financial statements of the Company for the fiscal year ending July 30, 2016.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees billed by Deloitte & Touche for the past two fiscal years for audit and other related fees:

	Fiscal 2015	Fiscal 2014
Audit Fees(1)	$5,757,000	$4,538,100
Audit-Related Fees(2)	315,100	151,000
Tax Fees(3)	334,200	122,800
All Other Fees	0	1,968,300	(4)

Total Fees	$6,406,300	$6,780,200

[1]	Fees for audit services billed in fiscal 2015 and fiscal 2014 consist of the annual audit of the Company’s consolidated financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
[2]	Audit-related fees consist principally of services performed in connection with registration statements filed with the SEC, statutory audits, and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
[3]	Tax fees includes fees for professional services provided related to tax compliance, including federal, state and local taxes, tax planning and advisory services.
[4]	All other fees paid in fiscal 2014 were in connection with permissible advisory services related to advising management on their plans for possible international expansion.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee.

During fiscal 2015, the Audit Committee pre-approved all of the services provided by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche, is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended July 25, 2015 with management.

The Audit Committee has also discussed and reviewed with Deloitte & Touche the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with Deloitte & Touche their independence from management and the Company. We have received written confirmation from Deloitte & Touche of their independence within the meaning of the Securities Act and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 25, 2015 for filing with the SEC.

Audit Committee:

Randy L. Pearce, Chair

Kate Buggeln

John Usdan

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 13, 2015 (unless otherwise noted) by each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct, the person indicated has sole voting and investment power, and the address of each beneficial owner listed below is c/o Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

Name of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percent of Class[1]
Directors and Executive Officers:
Elliot S. Jaffe[2]	1,900,722	1.0%
David Jaffe[3]	13,573,120	6.9%
Klaus Eppler[4]	106,298	*
Kate Buggeln[5]	80,002	*
John Usdan[6]	84,000	*
Randy L. Pearce[7]	121,532	*
Kay Krill[8]	299,476	*
Katie J. Bayne[9]	2,696	*
John Pershing[10]	44,141	*
Robb Giammatteo[11]	3,678	*
Kevin Trolaro[12]	3,078	*
Michael W. Rayden[13]	200,000	*
Dirk Montgomery	0	*
Gene Wexler	0	*
All current Directors and Executive Officers as a group (consisting of 11 persons)[14]	15,606,937	7.8%
* Represents less than 1% of class

Other Beneficial Owners
GGC Public Equities Opportunities Investments, LLC[15]	17,468,570	8.9%
Elise Jaffe[16]	10,292,627	5.3%

1.	Based on 195,893,440 shares of common stock outstanding as of October 13, 2015.
2.	Consists of 1,062,784 shares owned directly by Elliot S. Jaffe, 762,938 shares owned by his wife, Mrs. Roslyn S Jaffe (of which Mr. Jaffe disclaims any beneficial ownership), and 75,000 shares covered by options exercisable within 60 days of October 13, 2015.
3.	Consists of 11,563,226 shares owned directly by David Jaffe, and 2,009,894 shares covered by options exercisable within 60 days of October 13, 2015.
4.	Consists of 41,298 shares owned directly by Klaus Eppler and 65,000 shares covered by options exercisable within 60 days of October 13, 2015.
5.	Consists of 10,000 shares owned directly by Kate Buggeln and 70,002 shares covered by options exercisable within 60 days of October 13, 2015.
6.	Consists of 14,000 shares owned directly by John Usdan, and 70,000 shares covered by options exercisable within 60 days of October 13, 2015.
7.	Consists of 31,532 shares owned directly by Randy L. Pearce, and 90,000 shares covered by options exercisable within 60 days of October 13, 2015.
8.	Consists of 299,476 shares owned directly by Kay Krill.
9.	Consists of 2,696 shares owned directly by Katie J. Bayne.
10.	Consists of 2,891 shares owned directly by John Pershing, and 41,250 shares covered by options exercisable within 60 days of October 13, 2015.

11.	Consists of 1,178 shares owned directly by Robb Giammatteo, and 2,500 shares covered by options exercisable within 60 days of October 13, 2015.
12.	Consists of 498 shares owned directly by Kevin Trolaro, and 2,750 shares covered by options exercisable within 60 days of October 13, 2015.
13.	Consists of 200,000 shares covered by options exercisable by Michael W. Rayden within 60 days of October 13, 2015.
14.	Includes 2,464,479 shares covered by options exercisable by Directors and Executive Officers within 60 days of October 13, 2015.
15.	Based solely on information set forth in Schedule 13D filed with the SEC on October 8, 2015 by GGC Public Equities Opportunities Investments, LLC, GGC Public Equities Opportunities, L.P., GGC Public Equities Opportunities Blocker Corporation, Ltd., Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Co-Invest, L.P., GGCOF Co-Invest Management, L.P., GGC Opportunity Fund Management, L.P., GGC Opportunity Fund Management GP, Ltd. and GGCOF Management, LLC (collectively, the “GGC Reporting Persons”) which indicated that the GGC Reporting Persons have shared voting power and shared dispositive power over 17,468,570 shares. The principal office of each of the GGC Reporting Persons is c/o Golden Gate Capital, One Embarcadero Center, 39th Floor, San Francisco, California 94111.
16.	Consists of 10,100,127 shares owned directly by Elise Jaffe, and 192,500 shares covered by options exercisable within 60 days of October 13, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file reports with the SEC disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2015 all of such forms were filed on a timely basis by reporting persons.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS;

RELATED PARTY TRANSACTIONS

In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved exceeds or is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the CFO, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. Under the policy, ongoing related person transactions need not be re-approved unless any of the terms of such transaction are modified. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.

During fiscal 2015, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2015.

See above under the heading “Employment Agreements, Employment Letters and Retirement Agreements,” for a description of our retirement agreements with Mrs. Roslyn S. Jaffe and Mr. Elliot S. Jaffe. Mrs. Jaffe is the spouse of Elliot S. Jaffe, Non-Executive Chairman of the Board and a founder of our Company, and they are the parents of David Jaffe, a director and our President and CEO, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, who owns approximately 5% of the Company’s stock.

The Company (through one of its subsidiary brands) leases two of its store locations from Nordan, LLC, a Connecticut limited liability company and wholly-owned subsidiary of Rosell III, LLC, a Delaware limited liability company, of which various trusts in the names of the grandchildren of Elliot S. Jaffe maintain a 100% ownership interest. David Jaffe, our President and CEO, and Richard Jaffe are trustees and managers of Rosell III, LLC. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	June 30, 2016	Until June 30, 2031	12,700	$12.57
Danbury, Connecticut	June 30, 2020	None	8,000	$27.98

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately seventeen percent (17%). During fiscal 2015, we exercised the renewal option in the lease for our Danbury, Connecticut store, extending the expiration date of the lease to June 30, 2015 and extending the renewal option contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $24.33 per square foot to $27.98 per square foot. During fiscal 2011, we exercised the renewal option in the lease for our Norwalk, Connecticut store, extending the expiration date of the lease to June 30, 2016 and extending the renewal options contained in the lease until June 30, 2031. In connection with the extension, the minimum annual rent was increased from $11.22 per square foot to $12.57 per square foot. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2015, we paid a total of approximately $470,288 in rent and related expenses under these leases.

As a result of the acquisition of ANN, the Company (through one of its subsidiary brands) leases one of its store locations from Henmont LLC, a New York limited liability company, and one of its store locations from TN II, L.P., a Pennsylvania limited partnership, each of which is majority-owned by John Usdan, a director of the Company, members of Mr. Usdan’s family and trusts for the benefit of Mr. Usdan and members of Mr. Usdan’s family. Mr. Usdan is the president or manager of Henmont LLC and TN II, L.P. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
LOFT Brooklyn, New York	January 31, 2021	Until January 31, 2026	5,402	$106.90
LOFT Philadelphia, Pennsylvania	January 31, 2017	Until January 31, 2027	7,917	$57.60

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately twenty-one percent (21%). We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. Since the date that the acquisition of ANN was consummated, we paid a total of approximately $238,700 in rent and related expenses under these leases.

As the President and Chief Executive Officer of ANN, Ms. Krill was paid contractual compensation by ANN, which is now a wholly owned subsidiary of the Company, in an aggregate amount equal to approximately $2,700,000 between February 1, 2015, the beginning of ANN’s fiscal year, through October 31, 2015, as well as health, medical and other benefits, in each case, in the ordinary course of business. Ms. Krill’s total compensation for ANN’s fiscal years ended January 31, 2015, February 1, 2014 and February 2, 2013 are set forth in ANN’s definitive proxy statement on Schedule 14A filed by ANN with the SEC on April 2, 2015, and amounts (i) paid to Ms. Krill in connection with the consummation of the Acquisition, and (ii) to which Ms. Krill became entitled in connection with her termination of employment with ANN are each described in the definitive proxy statement/prospectus filed by the Company with the SEC on July 20, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Elliot S. Jaffe
Elliot S. Jaffe
Non-Executive Chairman of the Board

Dated: November 3, 2015

ANNEX A

ASCENA RETAIL GROUP, INC.

2016 OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective December 10, 2015)

i

ASCENA RETAIL GROUP, INC.

2016 OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective December 10, 2015)

ARTICLE I

PURPOSE

The purpose of the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015) (the “Plan”) is to enhance the profitability and value of Ascena Retail Group, Inc. (the “Company”) for the benefit of its stockholders by enabling the Company to offer employees, directors and other service providers of the Company and its Affiliates, cash-based and stock-based incentive awards, to create a means to raise the level of stock ownership by, employees, directors and service providers in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1. “Acquisition Event” shall have the meaning set forth in Section 4.2(d).

2.2. “Affiliate” shall mean other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a Subsidiary, beginning with the Company’s Parent, which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

2.3. “Appreciation Award” shall mean any Award under the Plan of any Stock Option or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.4. “Award” shall mean any award under the Plan of Stock Options, Restricted Stock, Other Stock-Based Awards and Performance-Based Cash Awards. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant or in the discretion of the Committee, a grant letter from the Company.

2.5. “Board” shall mean the Board of Directors of the Company.

2.6. “Cause” shall mean, with respect to a Participants’ Termination, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by the Participant in connection with his or her duties, (ii) continuing refusal by a Participant to perform his or her duties under any lawful direction of his or her supervisor or the Board after notice of any such refusal to perform such duties or direction was given to such Participant, (iii) any willful and material breach of fiduciary duty owing to the Company or its Affiliates by the Participant, (iv) the Participant’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its Affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) (a) for Awards granted prior to the 2010 Restatement Date, the Participant’s habitual drunkenness or narcotics addiction, or (b) for Awards granted on or following the 2010 Restatement Date, the Participant’s on duty intoxication or confirmed positive illegal drug test result.

2.7. “Change in Control” shall have the meaning set forth in Article XI.

2.8. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9. “Committee” shall mean (a) with respect to the application of the Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board (or an authorized committee thereof) appointed from time to time by the Board (or such authorized committee thereof), which committee or subcommittee shall consist of not less than two individuals, (i) each of whom is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or such other applicable stock exchange rule, (ii) to the extent required by Rule 16b-3, at least two of whom are “non-employee directors” as defined in Rule 16b-3, and (iii) to the extent required by Section 162(m) of the Code, at least two of whom are “outside directors” as defined under Section 162(m) of the Code, and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. Any member of the Committee who does not meet the “non-employee director” standard as defined in Rule 16b-3 or the “outside director” standard under Section 162(m) of the Code is required to abstain from the actions of the Committee, as the Committee may determine, in order to comply with Rule 16b-3 and/or Section 162(m) of the Code, as applicable. The Committee may also establish a subcommittee of the Committee that is intended to qualify as a committee consisting solely of two or more “non-employee directors” and/or “outside directors,” and may delegate to such subcommittee all approvals, certifications and administrative and other determinations with respect to compensation intended to be exempt under Rule 16b-3 and/or to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.10. “Common Stock” shall mean subject to Article IV hereof, the common stock, $.01 par value per share, of the Company.

2.11. “Company” shall mean Ascena Retail Group, Inc. and any successors and assigns.

2.12. “Consultant” shall mean any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13. “Disability” shall mean, with respect to a Participant’s Termination, the failure or inability of a Participant to perform substantially the usual duties and obligations of such individual on behalf of the Company or its Affiliates for one hundred eighty (180) days during any two hundred seventy (270) day period because of any mental or physical incapacity, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, for Awards under the Plan that provide for payments that are triggered upon a Disability and that constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.14. “Eligible Employees” shall mean each employee of the Company and its Affiliates, including Prospective Employees, who are eligible pursuant to Article V to be granted Awards under the Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean each employee of the Company, its Subsidiaries and its Parent (if any), other than a Prospective Employee, who are eligible pursuant to Article V to be granted Incentive Stock Options under the Plan.

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2.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Exchange Act shall also be a reference to any successor provision.

2.16. “Exercisable Awards” shall mean any Award under the Plan of any Stock Option and any Other Stock Based Award that provides for a Participant elected exercise.

2.17. “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices of the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided that, to the extent consistent with the requirements of Section 422 or 409A of the Code, as applicable, the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the date as of which the Award is granted; provided that such date shall in no event be prior to the date the Committee makes the determination to grant the Award. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, if the Committee determines that such mean does not properly reflect the fair market value of the Common Stock, the Fair Market Value shall be determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of Section 422 or 409A of the Code, as applicable.

2.18. “Incentive Stock Option” shall mean any Stock Option awarded to an Eligible Employee (other than a Prospective Employee) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.19. “Non-Employee Director” shall mean a director of the Company or any of its Affiliates who is not an active employee of the Company or an Affiliate.

2.20. “Non-Qualified Stock Option” shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.21. “Other Stock-Based Award” shall mean an Award under Article VIII of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.22. “Parent” shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.23. “Participant” shall mean an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been made pursuant to the Plan.

2.1. “Performance-Based Cash Award” means a cash Award under Article IX of the Plan that is payable or otherwise based on the attainment of certain pre-established performance criteria during a performance period.

2.2. “Performance Goal” shall mean the performance goals described on Exhibit A.

2.3. “Prospective Employee” shall mean an individual who has committed to become an employee of the Company or an Affiliate within sixty (60) days from the date an Award is to be granted to such individual.

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2.4. “Restricted Stock” shall mean an award of Common Stock that is subject to Article VII.

2.5. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.6. “Retirement” shall mean a voluntary Termination other than for Cause or due to death or Disability at or after age sixty-five (65) if the Participant has been employed or retained by the Company or an Affiliate for at least one year or age sixty (60) if the Participant has been employed or retained by the Company or an Affiliate for at least three (3) years, except that Retirement shall not include any involuntary Termination by the Company or an Affiliate for any reason with or without Cause.

2.7. “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act.

2.8. “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.9. “Section 409A of the Code” shall mean the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.10. “Securities Act” shall mean the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.11. “Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.12. “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.13. “Ten Percent Shareholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.14. “Termination” shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.15. “Termination of Consultancy” shall mean, subject to the next sentence: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.16. “Termination of Directorship” shall mean, subject to the next sentence, with respect to a Non-Employee Director, that the Non-Employee Director is no longer serving as a director of the Company or an Affiliate. In the event that a Non-Employee Director becomes a Consultant or an Eligible Employee upon the termination of his or her directorship, unless otherwise determined by the Committee, in its sole discretion, no Termination of Directorship shall be deemed to occur until such time as such Non-Employee Director is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define

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Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.17. “Termination of Employment” shall mean, subject to the next sentence: (a) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) an entity that is employing a Participant has ceased to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.18. “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

2.19. “2010 Restatement Date” shall have the meaning set forth in Article XV.

2.20. “2012 Restatement Date” shall have the meaning set forth in Article XV.

ARTICLE III

ADMINISTRATION

3.1. The Committee.

The Plan shall be administered and interpreted by the Committee.

3.2. Awards.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to Eligible Employees, Consultants and Non-Employee Directors. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants and Non-Employee Directors;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);

(f) to the extent permitted by law, to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible

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Employees, Consultants or Non-Employee Directors in order to purchase shares of Common Stock under the Plan;

(g) to modify, extend or renew an Award, subject to Sections 12.1(iv) and 6.3(f) hereof;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option; and

(i) to determine whether to require an Eligible Employee, Consultant or Non-Employee Director, as a condition of the granting of an Award, not to sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

3.3. Guidelines.

(a) Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

3.4. Decisions Final.

Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5. Procedures.

If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as the Committee shall deem advisable, including, without limitation, by telephone conference or by written consent. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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3.6. Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan (to the extent permitted by applicable law and applicable exchange rules) and may grant authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee, provided that officer who has authority to grant Awards may not grant Awards to himself or herself.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employee, officer, director or member or former employee, officer, director or member may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1. Shares.

(a) General Limitation. The aggregate number of shares of Common Stock that may be the subject of Awards under the Plan shall not exceed 70,500,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Restricted Stock or Other Stock-Based Awards that are not Appreciation Awards shall be counted against this limit as 2.3 shares for every share granted. If any Option or Other Stock-Based Award that is an Appreciation Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised or repurchased Award shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or a share of Common Stock underlying an Other Stock-Based Award that is not an Appreciation Award is forfeited for any reason, 2.3 shares of Common Stock shall again be available for the purposes of Awards under the Plan. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common

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Stock used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan.

(b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Options which may be granted under the Plan during any calendar year to any Eligible Employee shall not exceed 800,000 shares (subject to any increase or decrease pursuant to Section 4.2). Solely with respect to Restricted Stock or any Other Stock-Based Award that is intended to be “performance-based” compensation under Section 162(m) of the Code, the maximum number of shares of Common Stock subject to Restricted Stock or Other Stock-Based Award which may be granted under the Plan during any calendar year to any Eligible Employee shall not exceed 800,000 shares (subject to any increase or decrease pursuant to Section 4.2). If the Company grants Awards to a Participant to purchase a number of shares of Common Stock that is less than the aforementioned individual Participant limitation, or does not grant any Awards during any calendar year to a Participant, then the amount of such shortfall shall be carried forward and added to the individual share limitation in subsequent years with respect to such Participant until the shortfall is eliminated. The individual Participant limitation for Performance-Based Cash Awards is set forth in Section 9.2(f) of the Plan.

4.2. Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under the Plan and the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Exercisable Award or under Restricted Stock or an Other Stock-Based Award that is not an Exercisable Award granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change, and such other changes in the Awards may be made in such manner as the Committee may deem necessary or appropriate to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. Except as provided in this Section 4.2, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated and eliminated. No fractional shares of Common Stock shall be issued under the Plan. The Committee must pay cash settlements in lieu of any fractional shares of Common Stock in settlement of Awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

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(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (each of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding Exercisable Awards of Eligible Employees, Consultants or Non-Employee Directors effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that, unless otherwise determined at the time of grant, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Eligible Employee shall have the right to exercise in full all of his or her Exercisable Awards that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Exercisable Award) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Exercisable Award pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

4.3. Minimum Purchase Price.

Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than par value.

4.4. Early Vesting Share Limit.

The Committee may, in it sole discretion, grant Awards of Stock Options, Restricted Stock or Other-Stock Based Awards consisting of restricted stock units on or after September 22, 2011 with a vesting schedule that provides for earlier vesting than the applicable minimum vesting dates set forth under Section 6.3(c), 7.1 or 8.2(c), as applicable, for up to an aggregate of five percent (5%) of the shares of Common Stock that may be the subject of Awards under the Plan pursuant to Section 4.1(a).

ARTICLE V

ELIGIBILITY

5.1. General Eligibility.

All Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors of the Company and its Affiliates shall be eligible for grants of Non-Qualified Stock Options, Restricted Stock, Other Stock-Based Awards and Performance-Based Cash Awards. Eligibility for the grant of a Non-Qualified Stock Option, Restricted Stock, Other Stock-Based Award and Performance-Based Cash Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Option under which a Participant may receive Common Stock may be granted under the Plan to an Eligible Employee, Prospective Employee, Consultant or Non-Employee Director of the Company or any of its Affiliates if such Common Stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Prospective Employee, Consultant or Non-Employee Director, unless such Option is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

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5.2. Incentive Stock Options.

Only employees of the Company, its Subsidiaries and its Parent (if any), other than Prospective Employees, shall be eligible for grants of Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3. General Requirement.

The vesting and exercise of Awards granted to a Prospective Employee or prospective Consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1. Options.

Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a Non-Qualified Stock Option.

6.2. Grants.

Subject to the provisions of Article V, the Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or any combination thereof. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3. Terms of Options.

Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of a share of Common Stock.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option granted prior to the 2012 Restatement Date shall be exercisable more than ten (10) years after the date the Option is granted and that no Stock Option granted on or after the 2012 Restatement Date shall be exercisable more than seven (7) years after the date the Option is granted; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which Options may be

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exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion provided, that, unless otherwise determined by the Committee at grant, the grant shall provide that as a condition of the exercise of an Option, the Participant shall be required to certify at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan. Notwithstanding anything herein to the contrary, subject to Section 4.4, the vesting schedule for any Stock Options granted on or after September 22, 2011 shall be no less than in three (3) equal annual installments on the first, second and third anniversaries of the date of grant; provided that the Committee may provide, in its sole discretion, that such Stock Options shall vest and become exercisable earlier than such minimum vesting dates, subject to Section 6.4, upon the Participant’s death, Disability, Retirement, or Termination by the Company without Cause or by the Participant for good reason (in the event such term (or words or a concept of like import) is defined in an agreement between the Company or an Affiliate and the Participant in effect at the time of grant) or upon a Change in Control.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased accompanied by payment in full of the purchase price, and such notice must specify the date (not to exceed more than ninety (90) days after the date of such notice) on which such shares will be purchased. Payment of the purchase price for shares of Common Stock issued pursuant to the exercise of an Option may be made as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) through the delivery to the Company of shares of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date; (iii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure established by the Committee whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iv) on such other terms and conditions as may be acceptable to the Committee (which may include a reduction in the number of shares of Common Stock issuable upon exercise, based on the Fair Market Value of the Common Stock on the payment date) or (v) any combination of the foregoing. Payment for shares of Common Stock purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. For purposes of this Section, the date of issuance shall be the date upon which payment in full of the purchase price has been received by (or tendered to) the Company as provided herein. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may (i) subject to Section 12.1(iv), modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided that such action does not extend the Stock Option beyond its stated term), and

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(ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(g) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate; provided, however, that Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

6.4. Termination.

The following rules apply with regard to Options upon the Termination of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant or in the case of his death his estate are reduced, thereafter.

(a) Termination by Reason of Death. If a Participant’s Termination is by reason of death, any Stock Option held by such Participant may be exercised, to the extent exercisable at the Participant’s death, by the legal representative of the estate, at any time within a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(b) Termination by Reason of Disability. If a Participant’s Termination is by reason of Disability, any Stock Option held by such Participant, may be exercised, to the extent exercisable at the Participant’s termination, by the Participant (or the legal representative of the Participant’s estate if the Participant dies after termination) at any time within a period of six (6) months from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(c) Termination by Reason of Retirement. If a Participant’s Termination is by reason of Retirement, any Stock Option held by such Participant, may thereafter be exercised, to the extent exercisable at Retirement, by the Participant at any time within a period of three (3) months from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(d) Termination Other than for Cause. If a Participant’s Termination is for any reason other than for Cause, death, Disability or Retirement, any Stock Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of one (1) month from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(e) Termination for Cause. In the event the Participant’s Termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for Termination by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination by the Company for Cause.

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ARTICLE VII

RESTRICTED STOCK

7.1. Awards of Restricted Stock.

Restricted Stock may be issued to all eligible Participants pursuant to Article V of the Plan either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.3), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement. Notwithstanding anything herein to the contrary, subject to Section 4.4, the vesting schedule for any Restricted Stock awarded on or after September 22, 2011 shall be no less than in two (2) equal annual installments on the first and second anniversaries of the date of grant; provided that the Committee may provide, in its sole discretion, that such Restricted Stock shall vest earlier than such minimum vesting dates upon the Participant’s death, Disability, Retirement, or Termination by the Company without Cause or by the Participant for good reason (in the event such term (or words or a concept of like import) is defined in an agreement between the Company or an Affiliate and the Participant in effect at the time of grant), or upon a Change in Control.

7.2. Objective Performance Goals, Formulae or Standards.

Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain and that is permitted under Section 162(m) of the Code with regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

7.3. Awards and Certificates.

A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

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(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ascena Retail Group, Inc. (the “Company”) 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015) (the “Plan”), and an Award agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e) Rights as Stockholder. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

(g) Termination. Unless otherwise determined by the Committee at grant or thereafter, upon a Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1. Other Stock-Based Awards.

The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, deferred stock units, and Awards valued by reference to book value of shares of Common Stock. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be structured in a manner intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted alone, in addition to or in tandem with other Awards granted under the Plan.

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Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors of the Company and its Affiliates, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Notwithstanding the foregoing, if an Other Stock-Based Award is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Other Stock-Based Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain and that is permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

8.2. Terms and Conditions.

Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article VIII may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article VIII shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article VIII and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. Notwithstanding anything herein to the contrary, subject to Section 4.4, the vesting schedule for any Other Stock-Based Award consisting of restricted stock units awarded on or after September 22, 2011 shall be no less than in two (2) equal annual installments on the first and second anniversaries of the date of grant; provided that the Committee may provide, in its sole discretion, that such Award shall vest earlier than such minimum vesting dates upon the Participant’s death, Disability, Retirement, or Termination by the Company without Cause or by the Participant for good reason (in the event such term (or words or a concept of like import) is defined in an agreement between the Company or an Affiliate and the Participant in effect at the time of grant), or upon a Change in Control.

(d) Price. Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced, as determined by the Committee in its sole discretion. The exercise or base price per share of Common Stock subject to an Other Stock-Based Award that is an Appreciation Award shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant.

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(e) Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement and may be in shares of Common Stock.

(f) Appreciation Award Term. The term of each Other Stock-Based Award that is an Appreciation Award shall be fixed by the Committee, but no Other Stock-Based Award that is an Appreciation Award shall be exercisable more than seven (7) years after the date the Award is granted.

ARTICLE IX

PERFORMANCE-BASED CASH AWARDS

9.1. Performance-Based Cash Awards. Performance-Based Cash Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine, in its sole discretion, the Eligible Employees and Consultants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance criteria (including, the Performance Goals specified in Exhibit A attached hereto) established pursuant to Section 9.2(c) below and such other factors as the Committee may determine in its sole discretion, including to comply with the requirements of Section 162(m) of the Code. The Committee may establish different Performance Goals for different Participants.

Subject to Section 9.2(c), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a specified performance period (each an “Individual Target Award”). An Individual Target Award may be expressed as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula as determined by the Committee in its sole discretion based on achievement of performance criteria, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a performance period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent performance period or for or any other Participant for that performance period or any subsequent performance period. At the time the performance criteria are established (as provided in Section 9.2(c)), the Committee shall prescribe a formula to be used to determine the maximum and minimum percentages (which may be greater or less than one-hundred percent (100%), as applicable) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the performance criteria during the applicable performance period. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance criteria; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable performance criteria shall be permitted for any performance period in which a Change in Control occurs, or during such performance period with regard to the prior performance periods if the Performance-Based Cash Awards for the prior performance periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.

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9.2. Terms and Conditions.

Performance-Based Cash Awards made pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Committee Certification. At the expiration of the applicable performance period, the Committee shall determine, in its sole discretion, and certify in writing the extent to which the performance criteria established pursuant to Section 9.2(c) are achieved and, if applicable, the percentage of the Participant’s Individual Target Award that has been vested and earned.

(b) Waiver of Limitation. In the event of the Participant’s Disability or death, or in cases of special circumstances (to the extent permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code), the Committee may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article IX.

(c) Performance Goals, Formulae or Standards. The Committee shall establish the performance criteria for the earning of Performance-Based Cash Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date while the outcome of the Performance Goals is substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code. Such performance criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances, and if and only to the extent permitted under Section 162(m) of the Code and Exhibit A hereto. With regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code, (x) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (y) the applicable performance criteria shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

(d) Payment. Following the Committee’s determination, in its sole discretion, and certification in accordance with subsection (a) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his or her legal representative, in accordance with the terms and conditions set forth in Performance-Based Cash Award agreement, but in no event, except as provided in the next sentence, shall such amount be paid by no later than the later of: (i) March 15 of the year following the year in which the applicable performance period ends; or (ii) two and one-half (2 1⁄2) months after the expiration of the fiscal year of the Company in which the applicable performance period ends (or, if later, the year in which the Award is earned). Notwithstanding the foregoing, the Committee may place such conditions on the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine, in its sole discretion, and prior to the beginning of a performance period the Committee may (x) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (y) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award. Any Performance-Based Cash Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance-Based Cash Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). To the extent applicable, any deferral under this Section 9.2(d) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A of the Code. Notwithstanding the foregoing, the Committee may award an amount less than the amount which otherwise would be payable pursuant to the Performance-Based Cash Award under the applicable Award agreement based on the level of attainment of the performance goals actually achieved.

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(e) Termination. Unless otherwise determined by the Committee in its sole discretion, no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid.

(f) Maximum Payments. For a performance period that is equal to 12 months or less, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance-Based Cash Awards, and granted to such Participant in respect of any 12-month period, shall not exceed $10,000,000; provided, however, that with respect to any Performance-Based Cash Awards subject to a performance period shorter than 12 months, the foregoing Performance-Based Cash Awards limit shall be proportionately adjusted downward; and provided, further, that any Performance-Based Cash Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code. For a performance period that is longer than 12 months but not longer than 36 months, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance-Based Cash Awards, and granted to such Participant in respect of any 36-month period, shall not exceed $20,000,000; provided, however, that with respect to any Performance-Based Cash Awards subject to a performance period shorter than 36 months, the foregoing Performance-Based Cash Awards limit shall be proportionately adjusted downward; and provided, further, that any Performance-Based Cash Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

ARTICLE X

NON-TRANSFERABILITY

10.1. Non-Transferability.

Except as provided in the last sentence of this Article X, no Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant, no Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void. No Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article X is Transferable, in whole or in part, to a “family member” as defined in Securities Act Form S-8 and under such conditions as specified by the Committee.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1. Benefits.

In the event of a Change in Control of the Company, except as otherwise provided by the Committee upon the grant of an Award:

(a) Awards granted to Participants prior to the 2010 Restatement Date shall be treated in accordance with the terms of the Plan as in effect prior to the 2010 Restatement Date; and

(b) Awards granted to Participants on or after the 2010 Restatement Date shall not vest upon a Change in Control and upon the Change in Control a Participant’s Awards shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

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(i) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(ii) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. “Change in Control Price” shall mean the higher of (x) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (y) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control; provided, however, that the Change in Control price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(iii) The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award.

(iv) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

(c) Notwithstanding anything herein to the contrary, if a Participant has an involuntary Termination without Cause at any time during the two (2) year period commencing on a Change in Control, then all outstanding Awards of such Participant that were granted to the Participant on or after the 2010 Restatement Date and prior to the Change in Control (including any Award granted to the Participant in substitution of any such Award pursuant to Section 11.1(b)(i) above) shall be fully vested on the date of such Termination and any such Awards that are Exercisable Awards shall be immediately exercisable in their entirety on the date of such Termination.

11.2. Change in Control.

(a) For Awards granted prior to the 2010 Restatement Date, a “Change in Control” shall be deemed to have occurred under any one or more of the applicable events set forth in the Plan prior to the 2010 Restatement Date.

(b) For Awards granted on and after the 2010 Restatement Date, a “Change in Control” shall be deemed to have occurred under any one or more of the following events:

(i) upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years (the “Board Measurement Period”), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than

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a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections 11.2(b)(i), (iii) or (iv)) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (the “Required Approval”) of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; provided, that with respect to any payment pursuant to an Award under the Plan that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”), the Board Measurement Period shall be reduced from any period of two consecutive years to any period of twelve consecutive months and the Required Approval shall be reduced from at least 2/3 to at least a majority;

(iii) upon the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

(iv) upon approval by the stockholders of the Company of a plan of complete liquidation of the Company; provided, that this Section 11.2(c)(iv) shall not constitute a Change in Control with respect to a 409A Covered Award; or

(v) upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

ARTICLE XII

TERMINATION OR AMENDMENT OF THE PLAN

12.1. Termination or Amendment.

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure compliance with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, to the extent required by the applicable provisions of Section 162(m) of the Code, or to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would (i) amend

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Section 4.1(a) or any other plan provision to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan; (ii) increase the maximum individual Participant limitations under Section 4.1(b); (iii) change the classification of employees, directors and service providers eligible to receive Awards under the Plan; (iv) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Exercisable Awards or to cancel outstanding Exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Exercisable Awards with an exercise price that is less than the exercise price of the original Exercisable Award; (v) extend the maximum option period under Section 6.3; (vi) alter the Performance Goals set forth in Exhibit A; (vii) award any Exercisable Award in replacement of a canceled Exercisable Award with a higher exercise price, except in accordance with Section 6.3(f); or (viii) require stockholder approval in order for the Plan to comply with the applicable provisions of Section 162(m) of the Code or to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED PLAN

13.1. Unfunded Status of Plan.

The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1. Legend.

The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any

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applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2. Other Plans.

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3. No Right to Employment/Directorship/Consultancy.

Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, directorship or consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his employment, consultancy or directorship at any time. Neither the Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

14.4. Withholding of Taxes.

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.

The Committee may permit any such statutorily required withholding obligation with regard to any Eligible Employee, Consultant or Non-Employee Director to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

14.5. Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available

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before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

(e) The Company shall not be obligated to issue any shares of Common Stock to a Participant if, in the opinion of counsel for the Company, the issuance of such Common Stock will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

14.6. Governing Law.

The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state in which the Company is incorporated (regardless of the law that might otherwise govern under the applicable state law principles governing conflict of laws).

14.7. Construction.

Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.8. Other Benefits.

No Award granted or paid under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.

14.9. Costs.

The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.10. No Right to Same Benefits.

The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.11. Death/Disability.

The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

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14.12. Section 16(b) of the Exchange Act.

All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.13. Section 409A of the Code.

(a) Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”):

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of the 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 14.13(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii) Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

14.14. Successor and Assigns.

The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.15. Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

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14.16. Payments to Minors, Etc.

Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.17. Headings and Captions.

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan was originally adopted by the Board on September 26, 2001, as The Dress Barn, Inc. 2001 Stock Incentive Plan (the “Initial Plan”), subject to the approval of the Plan by the shareholders of the Company (which was obtained at the 2001 annual shareholders’ meeting) in accordance with the requirements of the laws of the State of Connecticut or such later date as provided in the adopting resolution. The Board approved an amendment and restatement of the Initial Plan effective as of January 1, 2005 and a further amendment and restatement of the Plan effective as of September 29, 2005, subject to the approval by the shareholders of the Company (which was obtained at the 2005 annual shareholders’ meeting) in accordance with the requirements of the laws of the State of Connecticut. The Board subsequently approved a further amendment and restatement of the Plan effective as of, and upon the approval by the shareholders of the Company at the Company’s 2010 annual shareholder meeting in accordance with the laws of the State of Connecticut on, December 17, 2010 (the “2010 Restatement Date”), including renaming the Plan as The Dress Barn, Inc. 2010 Stock Incentive Plan. In connection with the Company’s reorganization completed on January 1, 2011, the Plan was amended to rename the Plan as the Ascena Retail Group, Inc. 2010 Stock Incentive Plan. In 2012, the Board approved a further amendment and restatement of the Plan effective upon the approval by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware, which was obtained at the Company’s 2012 annual stockholders’ meeting on December 11, 2012 (the “2012 Restatement Date”). The Board subsequently approved this amendment and restatement of the Plan in the form set forth herein (the “Amended and Restated Plan”), effective upon the approval of the Amended and Restated Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2015 annual stockholders’ meeting to be held on December 10, 2015, including renaming the Plan as the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015). If the Amended and Restated Plan is not so approved by the stockholders, all provisions of the 2012 Restatement, as amended, shall remain effective without regard to any amendments under the Amended and Restated Plan.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan was adopted by the Board, but Awards granted prior to such date may extend beyond that date; provided that no Award (other than Stock Options) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Amended and Restated Plan unless the Performance Goals set forth on Exhibit A are re-approved (or other designated performance goals are approved) by the stockholders. In the event

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that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015)”.

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock, Other Stock-Based Awards or Performance-Based Cash Awards intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, comparable store sales, revenues, operating income, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on investment (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent

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permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

(a) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

(b) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and

(c) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

ASCENA RETAIL GROUP, INC. 933 MacArthur Boulevard Mahwah, New Jersey 07430

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

ASCENA RETAIL GROUP, INC.

The Board of Directors recommends you Vote “FOR” the election of the two nominees for Director, and “FOR” Proposals 2, 3 and 4.

1.	Election of Directors
Nominees:
	Terms expiring at the 2018 Annual Meeting of Stockholders:	For	Against	Abstain
	01) John Usdan	☐	☐	☐
	02) Randy L. Pearce	☐	☐	☐

						For	Against	Abstain
2.	Proposal to approve, by non-binding vote, the compensation paid to the Company’s named executive officers during fiscal 2015.					☐	☐	☐

3.	Proposal to approve the amendment and restatement of the Company’s 2010 Stock Incentive Plan, as amended.					☐	☐	☐

4.	Proposal to ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ending July 30, 2016.					☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Note: Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (Joint Owners) (SIGN WITHIN BOX)			Date

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ASCENA RETAIL GROUP, INC.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2015 Annual Meeting of Stockholders of Ascena Retail Group, Inc. (the “Company”), to be held on December 10, 2015 and the proxy statement, and hereby appoints Elliot S. Jaffe and Klaus Eppler, and each of them, as attorney-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3:30 p.m. local time at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430 on December 10, 2015, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in proposal No. 1, FOR the approval of proposal No. 2, FOR the approval of proposal No. 3 and FOR the approval of proposal No. 4. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side

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